                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 12, 2005

                                      AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                                  VERISITY LTD.

                                       AND

                                SCIOTO RIVER LTD.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----
ARTICLE 1  THE MERGER.....................................................................................................     1
           Section 1.1.            The Merger.............................................................................     1
           Section 1.2.            Effective Time.........................................................................     1
           Section 1.3.            Closing of the Merger..................................................................     2
           Section 1.4.            Effects of the Merger..................................................................     2
           Section 1.5.            Certificate of Incorporation and Bylaws................................................     2
           Section 1.6.            Directors..............................................................................     2
           Section 1.7.            Officers...............................................................................     2
           Section 1.8.            Conversion of Shares...................................................................     2
           Section 1.9.            Exchange of Certificates...............................................................     3
           Section 1.10.           Stock Options and Restricted Stock Units...............................................     4

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................................     6
           Section 2.1.            Organization and Qualification; Subsidiaries; Investments..............................     7
           Section 2.2.            Capitalization of the Company and its Subsidiaries.....................................     8
           Section 2.3.            Authority Relative to this Agreement; Recommendation...................................     9
           Section 2.4.            SEC Reports; Financial Statements......................................................    10
           Section 2.5.            Information Supplied...................................................................    11
           Section 2.6.            Consents and Approvals; No Violations..................................................    11
           Section 2.7.            No Default.............................................................................    12
           Section 2.8.            No Undisclosed Liabilities; Absence of Changes.........................................    12
           Section 2.9.            Litigation.............................................................................    14
           Section 2.10.           Compliance with Applicable Law.........................................................    14
           Section 2.11.           Employee Benefit Plans; Labor Matters..................................................    15
           Section 2.12.           Environmental Laws and Regulations.....................................................    19
           Section 2.13.           Taxes..................................................................................    20
           Section 2.14.           Intellectual Property..................................................................    22
           Section 2.15.           Material Contracts.....................................................................    27
           Section 2.16.           Title to Properties; Absence of Liens and Encumbrances.................................    28
           Section 2.17.           Insurance..............................................................................    28
           Section 2.18.           Warranties.............................................................................    29
           Section 2.19.           Opinion of Financial Advisor...........................................................    29
           Section 2.20.           Brokers................................................................................    29
           Section 2.21            Interested Party Transactions..........................................................    29
           Section 2.22            Corporate Governance Matters...........................................................    30
           Section 2.23            Grants, Incentives and Subsidies.......................................................    31

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.......................................................    32
           Section 3.1.            Organization...........................................................................    32
           Section 3.2.            Authority Relative to this Agreement...................................................    32
           Section 3.3.            Information Supplied...................................................................    33
           Section 3.4.            Consents and Approvals; No Violations..................................................    33
           Section 3.5.            Brokers................................................................................    33
           Section 3.6.            Parent Common Stock....................................................................    33
           Section 3.7.            No Prior Activities of Acquisition.....................................................    34
           Section 3.8.            Sufficient Funds.......................................................................    34

ARTICLE 4  COVENANTS......................................................................................................    34
           Section 4.1.            Conduct of Business of the Company.....................................................    34
           Section 4.2.            Conduct of Business of Parent..........................................................    37
           Section 4.3.            Preparation of the Proxy Statement.....................................................    38
           Section 4.4.            Other Potential Acquirers..............................................................    39
           Section 4.5.            Comfort Letter.........................................................................    42
           Section 4.6.            Stock Exchange Listing.................................................................    42
           Section 4.7.            Access to Information..................................................................    42
           Section 4.8.            Certain Filings; Reasonable Efforts....................................................    43
           Section 4.9             Public Announcements...................................................................    44
           Section 4.10.           Indemnification and Directors' and Officers' Insurance.................................    44
           Section 4.11            Notification of Certain Matters........................................................    45
           Section 4.12.           Additions to and Modification of Disclosure Letter.....................................    46
           Section 4.13.           Termination of 401(k) Plan.............................................................    46
           Section 4.14.           Lump Sum Distributions.................................................................    46
           Section 4.15.           Company ESPP...........................................................................    46
           Section 4.16.           Employee Benefits......................................................................    46
           Section 4.17.           Israeli Approvals......................................................................    47
           Section 4.18            Israeli Income Tax Ruling..............................................................    48
           Section 4.19.           Israeli Securities Law Exemption.......................................................    49
           Section 4.20.           Israeli Retirement or Pension Plans....................................................    49
           Section 4.21.           Ruling Regarding Withholding...........................................................    49
           Section 4.22.           Sub-Plan Options.......................................................................    49

ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER.......................................................................    50
           Section 5.1.            Conditions to Each Party's Obligations to Effect the Merger............................    50
           Section 5.2.            Conditions to the Obligations of the Company...........................................    50
           Section 5.3.            Conditions to the Obligations of Parent and Acquisition................................    51

ARTICLE 6  TERMINATION; AMENDMENT.........................................................................................    52
           Section 6.1.            Termination............................................................................    52
           Section 6.2.            Effect of Termination..................................................................    54

           Section 6.3.            Fees and Expenses......................................................................    54
           Section 6.4.            Amendment..............................................................................    55

ARTICLE 7  MISCELLANEOUS..................................................................................................    56
           Section 7.1.            Nonsurvival of Representations and Warranties..........................................    56
           Section 7.2.            Entire Agreement; Assignment...........................................................    56
           Section 7.3.            Validity...............................................................................    56
           Section 7.4.            Notices................................................................................    56
           Section 7.5.            Governing Law..........................................................................    57
           Section 7.6.            Descriptive Headings, Section References...............................................    59
           Section 7.7.            Parties in Interest....................................................................    59
           Section 7.8.            Certain Definitions....................................................................    59
           Section 7.9.            Personal Liability.....................................................................    61
           Section 7.10.           Counterparts...........................................................................    61
           Section 7.11.           Rules of Construction..................................................................    61
           Section 7.12.           Validity...............................................................................    61
           Section 7.13.           Tax Withholding........................................................................    61
           Section 7.14.           Currency References....................................................................    61

                                TABLE OF EXHIBITS

Exhibit A...................... Israeli Withholding Ruling Application
Exhibit B...................... Form of Herzog, Fox & Neeman Opinion

                                TABLE OF CONTENTS
                                       TO
                                DISCLOSURE LETTER

Section 2.1(a).....................................   Organization and Qualification; Subsidiaries; Investments
Section 2.1(c).....................................   Equity Investments of Company and Subsidiaries
Section 2.2(a).....................................   Capitalization of the Company and Subsidiaries
Section 2.2(b).....................................   Shares Representing Equity Securities of the Company or Subsidiaries
Section 2.3........................................   Authority Relative to this Agreement; Recommendation
Section 2.4........................................   SEC Reports; Financial Statements
Section 2.5........................................   Information Supplied
Section 2.6........................................   Consents and Approvals; No Violations
Section 2.7........................................   No Default
Section 2.8........................................   No Undisclosed Liabilities; Absence of Changes
Section 2.9........................................   Litigation
Section 2.10.......................................   Compliance with Applicable Law
Section 2.11(a)....................................   Employee Benefit Plans; Labor Matters
Section 2.11(b)(i).................................   Employment Agreements with Officers of the Company
Section 2.11(b)(ii)................................   Agreements with Consultants for More than $100,000 Annually
Section 2.11(b)(iii)...............................   Severance Agreements, Programs and Policies
Section 2.11(b)(iv)................................   Change in Control Provisions
Section 2.11(e)....................................   Extension Orders (tzavei harchava)
Section 2.11(h)....................................   Overtime Payments
Section 2.12.......................................   Environmental Laws and Regulations
Section 2.13.......................................   Tax Matters
Section 2.13(b)(v).................................   Excess Parachute Payments
Section 2.13(b)(1).................................   Tax Assessments, Audits, Examinations or Disputes
Section 2.13(c)....................................   Israeli Tax Incentives
Section 2.14(b)(1).................................   Company Registered Marks
Section 2.14(b)(2) ................................   Company Patents
Section 2.14(b)(3).................................   Company Registered Copyrights
Section 2.14(b)(4).................................   Registration and Enforceability of Company Intellectual Property
Section 2.14(c)....................................   Company Software and Intellectual Property Contributed to Standards
                                                      Setting Bodies
Section 2.14(d)....................................   Ownership
Section 2.14(e)(1).................................   Inbound License Agreements
Section 2.14(e)(2).................................   Exceptions to Ownership of Improvements in

                                                      Company Intellectual Property
Section 2.14(e)(3).................................   Non-Standard Licenses of Company Software and Intellectual Property
Section 2.14(e)(4).................................   Company Software Licenses Not Pursuant to Written License Agreement
Section 2.14(f)....................................   Sufficiency of IP Assets
Section 2.14(g)....................................   Transfers; Loss of Rights
Section 2.14(h)....................................   No Infringement by the Company or Third Parties
Section 2.14(i)....................................   No Violations
Section 2.14(j)....................................   Software
Section 2.14(k)....................................   Open Source Software
Section 2.14(l)....................................   Performance of Existing Software Products
Section 2.14(m)....................................   Restrictions on Employees
Section 2.14(n)....................................   Export
Section 2.15(a)(i) and (a)(ii).....................   Material Contracts
Section 2.15(a)(iii)...............................   Non-Competition Restrictions or Consent for Transaction
Section 2.15(a)(iv)................................   Channel Sales with Distributors
Section 2.15(a)(vii)...............................   Most Favored Customer Pricing Clauses
Section 2.15(a)(x).................................   Third Party Indemnification or Guaranty
Section 2.15(a)(xi)................................   Disposition or Acquisition of Assets, Property or Other Interest
Section 2.15(a)(xii)...............................   Distribution, Joint Marketing or Development
Section 2.15(a)(viii)..............................   Otherwise Material
Section 2.16(a)....................................   Leases
Section 2.16(b)....................................   Liens
Section 2.17.......................................   Insurance
Section 2.18.......................................   Warranties
Section 2.21.......................................   Interested Party Transactions
Section 2.23.......................................   Grants, Incentives and Subsidies
Section 4.1(b)(i)(A)...............................   Acquisitions
Section 4.1(b)(iv)(C)..............................   New Capital Expenditures

                             TABLE OF DEFINED TERMS

                                                                                  Cross Reference
Term                                                                                in Agreement                            Page
----                                                                                ------------                            ----
Acquisition......................................................................    Preamble,...........................     1
Acquisition Shareholder Approval Notice..........................................    Section 4.3(b),.....................    39
affiliate........................................................................    Section 7.8(a),.....................    60
Agreement........................................................................    Preamble,...........................     1
applicable law(s)................................................................    Section 7.8(b),.....................    60
Assumed Options..................................................................    Section 4.18,.......................    48
business day.....................................................................    Section 7.8(c),.....................    60
capital stock....................................................................    Section 7.8(d),.....................    60
Certificates.....................................................................    Section 1.9(b),.....................     3
Closing Date.....................................................................    Section 1.3,........................     2
Closing..........................................................................    Section 1.3,........................     2
Code.............................................................................    Section 2.13(b),....................    21
Companies Law....................................................................    Preamble,...........................     1
Company Acquisition..............................................................    Section 6.3(a)(ii),.................    54
Company Board....................................................................    Section 2.3(a),.....................     9
Company ESPP.....................................................................    Section 4.15,.......................    46
Company Financial Advisor........................................................    Section 2.21,.......................    29
Company Patents..................................................................    Section 2.14(b),....................    23
Company Permits..................................................................    Section 2.10,.......................    14
Company Plans....................................................................    Section 1.10(a),....................     5
Company..........................................................................    Preamble,...........................     1
Company Registered Copyrights....................................................    Section 2.14(b),....................    23
Company Registered IP............................................................    Section 2.14(b),....................    23
Company Registered Marks.........................................................    Section 2.14(b),....................    23
Company Restricted Stock Unit....................................................    Section 1.10(b),....................     5
Company Restricted Stock Units...................................................    Section 1.10(b),....................     5
Company SEC Reports..............................................................    Section 2.4(a),.....................    10
Company Securities...............................................................    Section 2.2(a),.....................     8
Company Shareholder Approval Notice..............................................    Section 4.3(b),.....................    39
Company Standard Form License Agreement..........................................    Section 2.21,.......................    29
Company Stock Option or Options..................................................    Section 1.10(a),....................     5
Company Stockholders Meeting.....................................................    Section 2.5,........................    11
Confidentiality Agreement........................................................    Section 4.7(a),.....................    43
Contract.........................................................................    Section 2.15(a),....................    27
Copyrights.......................................................................    Section 2.14(a),....................    22
Disclosure Letter................................................................    Article 2,..........................     6
Dusty Marks......................................................................    Section 2.14(b),....................    22
Effective Time...................................................................    Section 1.2,........................     2
Employee Plans...................................................................    Section 2.11(a),....................    15
Employment Agreements............................................................    Preamble,...........................     1
Environmental Laws...............................................................    Section 2.12,.......................    19
ERISA Affiliate..................................................................    Section 2.11(a),....................    15

ERISA............................................................................    Section 2.11(a),....................    15
Exchange Act.....................................................................    Section 2.2(b),.....................     9
Exchange Agent...................................................................    Section 1.9(a),.....................     3
Exchange Fund....................................................................    Section 1.9(a),.....................     3
Exchange Ratio...................................................................    Section 1.10(a),....................     5
Final Date.......................................................................    Section 6.1(b),.....................    53
Final Exercise Date..............................................................    Section 4.15,.......................    46
Financial Statements.............................................................    Section 2.4(a),.....................    10
Foreign Plan.....................................................................    Section 2.11(j),....................    18
Governmental Entity..............................................................    Section 2.6,........................    12
Grant............................................................................    Section 2.23,.......................    31
Grants...........................................................................    Section 2.23,.......................    31
GUST.............................................................................    Section 2.11(i),....................    18
Hazardous Substance..............................................................    Section 2.12,.......................    20
HSR Act..........................................................................    Section 2.6,........................    11
Inbound License Agreements.......................................................    Section 2.14(e),....................    24
incentive stock options..........................................................    Section 1.10(a),....................     5
include or including.............................................................    Section 7.8(e),.....................    60
Indemnified Liabilities..........................................................    Section 4.10(a),....................    44
Indemnified Persons..............................................................    Section 4.10(a),....................    44
Insurance Policies...............................................................    Section 2.17,.......................    28
Insured Parties..................................................................    Section 4.10(b),....................    45
Intellectual Property............................................................    Section 2.14(a),....................    22
Internal Controls................................................................    Section 2.22,.......................    30
Investment Center Approval.......................................................    Section 4.17,.......................    47
Investment Center................................................................    Section 2.6,........................    11
IRS..............................................................................    Section 2.11(a),....................    15
ISOs ............................................................................    Section 1.10(a),....................     5
Israeli Income Tax Ruling........................................................    Section 4.18, ......................    48
Israeli Matters..................................................................    Section 7.5,........................    58
Israeli Securities Exemption.....................................................    Section 4.19,.......................    49
Israeli Withholding Ruling Application...........................................    Section 4.21,.......................    49
Know How.........................................................................    Section 2.23,.......................    31
knowledge or known...............................................................    Section 7.8(f),.....................    60
Lease Documents..................................................................    Section 2.16(a),....................    28
Lien.............................................................................    Section 7.8(g),.....................    60
M&P Plan.........................................................................    Section 2.11(i),....................    18
Marks............................................................................    Section 2.14(a),....................    22
Mask Works.......................................................................    Section 2.14(a),....................    22
Material Adverse Effect on Parent................................................    Section 3.1(b),.....................    32
Material Adverse Effect on the Company...........................................    Section 2.1(b),.....................     7
Material Contract................................................................    Section 2.15(a),....................    27
Material Contracts...............................................................    Section 2.15(a),....................    27
Merger Consideration.............................................................    Section 1.8(a),.....................     3
Merger Proposal..................................................................    Section 4.3(a),.....................    38
Merger...........................................................................    Section 1.1,........................     1
Multiemployer Plan...............................................................    Section 2.11(f),....................    17
Multiple Employer Plan...........................................................    Section 2.11(f),....................    17

Non Competition Agreements.......................................................    Preamble,...........................     1
Notice of Superior Proposal,.....................................................    Section 4.5(c),.....................    41
NYSE.............................................................................    Section 4.2(a),.....................    38
OCS Approval.....................................................................    Section 4.17,.......................    47
OCS..............................................................................    Section 2.6,........................    11
Other Interests..................................................................    Section 2.1(c),.....................     8
Parent Common Stock..............................................................    Section 1.10(a),....................     5
Parent...........................................................................    Preamble,...........................     1
Patents..........................................................................    Section 2.14(a),....................    22
person...........................................................................    Section 7.8(h),.....................    61
Proxy Statement..................................................................    Section 2.5,........................    11
Restricted Cash..................................................................    Section 1.8(d),.....................     3
Restricted Company Share.........................................................    Section 1.8(d),.....................     3
Sarbanes-Oxley Act...............................................................    Section 2.22,.......................    30
SEC .............................................................................    Section 2.4(a),.....................    10
Section 102 Options..............................................................    Section 4.18,.......................    48
Securities Act...................................................................    Section 2.2(a),.....................     8
Share............................................................................    Section 1.8(a),.....................     2
Shareholder Approval Notices.....................................................    Section 4.3(b),.....................    39
Shares...........................................................................    Section 1.8(a),.....................     2
Software.........................................................................    Section 2.14(a),....................    22
Sub-Plan Options.................................................................    Section 1.10(a),....................     5
Sub-Plan.........................................................................    Section 1.10(a),....................     5
Subsidiary.......................................................................    Section 2.1(a),.....................     7
Superior Proposal,...............................................................    Section 4.5(d),.....................    41
Supplemental Rulings.............................................................    Section 4.18,.......................    48
Surviving Company................................................................    Section 1.1,........................     1
Tax Authority....................................................................    Section 7.8(i),.....................    61
Tax or Taxes.....................................................................    Section 2.13(a)(i),.................    20
Tax Return.......................................................................    Section 2.13(a)(ii),................    20
Termination Payment..............................................................    Section 6.3(a),.....................    54
Third Party Acquisition,.........................................................    Section 4.5(d),.....................    41
Third Party,.....................................................................    Section 4.5(d),.....................    41
Trade Secrets....................................................................    Section 2.14(a),....................    22
US GAAP..........................................................................    Section 2.4(a),.....................    11

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 12, 2005, is by and among Verisity Ltd., an Israeli corporation (the "COMPANY"), Cadence Design Systems, Inc., a Delaware corporation ("PARENT"), and Scioto River Ltd., an Israeli corporation and a wholly owned subsidiary of Parent ("ACQUISITION").

      WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger is advisable and fair and in the best interests of their respective corporations and stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, Parent, as the sole shareholder of Acquisition, has approved the Merger and this Agreement;

      WHEREAS, Parent, the Company and Acquisition intend to effect the Merger of Acquisition into the Company in accordance with this Agreement and the Israeli Companies Law-5759-1999 (the "COMPANIES LAW");

      WHEREAS, certain officers and employees of the Company have entered into employment agreements, effective upon consummation of the Merger (the "EMPLOYMENT AGREEMENTS"), as an inducement to Parent to enter into this Agreement; and

      WHEREAS, certain shareholders of the Company have entered into non-competition agreements, effective upon consummation of the Merger (the "NON COMPETITION AGREEMENTS"), as an inducement to Parent to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

      Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Law, Acquisition (as the target company (Chevrat Ha'Ya'ad)) shall be merged with and into the Company (as the absorbing company (HaChevra Ha'Koletet)) (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING COMPANY") and the separate corporate existence of Acquisition shall cease.

      Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective after the delivery of the Shareholder Approval Notices to the Companies Registrar, after the expiration of the 70 day waiting period set forth in such Section 323 of the Companies Law, after the Closing has occurred, and upon the issuance of a certificate of merger by the Companies Registrar in accordance with Section 323(5) of the Companies Law (the "EFFECTIVE TIME"). For the removal of doubt, the Merger shall not be effective for any and all purposes, and the parties shall cooperate to cause the issuance of the certificate of merger not to be made, until after the satisfaction or waiver of the conditions set forth in Article 5, notwithstanding the expiration of the 70 day waiting period set forth in such Section 323 of the Companies Law and/or any filings made and approvals obtained in connection with the Merger.

      Section 1.3. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the third business day after satisfaction of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California 94304, but in no event before the delivery of the Shareholder Approval Notices and the expiration of the 70 day period referred to in Section 1.2, unless another time, date or place is agreed to in writing by the parties hereto.

      Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the Companies Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Company.

      Section 1.5. Articles of Association and Memorandum of Association. The Articles of Association of the Surviving Company shall be amended as necessary to read the same as the Articles of Association of Acquisition in effect at the Effective Time until amended in accordance with applicable law. The Memorandum of Association of the Company shall be the Memorandum of Association of the Surviving Company until amended in accordance with applicable law.

      Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be appointed as the initial directors of the Surviving Company, each to hold office in accordance with the Articles of Association of the Surviving Company until such director's successor is duly elected or appointed and qualified.

      Section 1.7. Officers. The officers of Acquisition at the Effective Time shall be appointed as the initial officers of the Surviving Company, each to hold office in accordance with the Articles of Association of the Surviving Company until such officer's successor is duly elected or appointed and qualified.

      Section 1.8. Conversion of Shares.

            (a) At the Effective Time, each ordinary share, NIS 0.01 par value per share, of the Company (each a "SHARE" and, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's Subsidiaries and (ii) Shares held by

Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into the right to receive $12.00 in cash without interest (the "MERGER CONSIDERATION").

            (b) At the Effective Time, each outstanding ordinary share, NIS 0.01 par value per share, of Acquisition shall be converted into one ordinary share, NIS 0.01 par value per share, of the Surviving Company.

            (c) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall remain outstanding and no Merger Consideration shall be delivered with respect thereto.

            (d) Each Share subject to repurchase by the Company, or that is otherwise subject to a risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, issued and outstanding immediately prior to the Effective Time (each a "RESTRICTED COMPANY SHARE") shall be exchanged pursuant to Section 1.8(a) into the right to receive the Merger Consideration, subject to permanent retention (i.e., forfeiture by the holder thereof) by Parent on the same terms as governed such Restricted Company Share prior to the Merger (such Merger Consideration, until the restrictions thereon lapse, is referred to as "RESTRICTED CASH"); provided, however, that upon permanent retention of any Restricted Cash, Parent will pay to the former holder of the applicable Restricted Company Share an amount equal to the repurchase price of the Restricted Company Shares in effect immediately prior to the Effective Time, if any. Parent will distribute to former holders of Restricted Company Shares any amount of Restricted Cash with respect to which the restrictions lapse after the Effective Time in accordance with the terms that governed the Restricted Company Share.

      Section 1.9. Exchange of Certificates.

            (a) Prior to the Effective Time Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition and reasonably satisfactory to the Company (the "EXCHANGE AGENT") for the benefit of the holders of Shares for exchange in accordance with this Article 1 an amount of cash equal to the Merger Consideration multiplied by the number of Shares outstanding as of the Effective Time, other than the Shares referred to in Section 1.8(c) (such cash is hereinafter referred to as the "EXCHANGE FUND"), to be exchanged for outstanding Shares.

            (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") and whose shares were converted into the right to receive Merger Consideration pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify prior to Closing) and (ii) customary instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder is entitled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, Merger Consideration may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence sufficient to show that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 1.9.

            (c) If any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity against any claim that may be made against it with respect to such certificate.

            (d) Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article 1.

            (e) Any portion of the Exchange Fund that remains undistributed to the former shareholders of the Company upon the one year anniversary the Effective Time shall be delivered to Parent upon demand, and any former shareholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Merger Consideration.

            (f) The Exchange Agent shall invest the cash included in the Exchange Fund, as so directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent upon the termination of the Exchange Fund pursuant to Section 1.9(e).

            (g) Neither Parent nor the Company shall be liable to any holder of Shares for Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      Section 1.10. Stock Options and Restricted Stock Units.

            (a) At the Effective Time, except as set forth below with respect to Sub-Plan Options, each outstanding option to purchase Shares (each "COMPANY STOCK

OPTION" and, collectively, "COMPANY STOCK OPTIONS") issued pursuant to the Company's Amended and Restated Verisity Ltd. 2000 U.S. Share Incentive Plan, Verisity Ltd. 1999 Israeli Share Option Plan, Verisity Ltd. 1999 Share Incentive Plan, the Verisity Ltd. 1997 Israel Share and Stock Option Incentive Plan (but not including the Sub-Plan for the Issuance of Options to the Company's Employees), 1996 U.S. Stock Option Plan (as amended on October 28, 1999), Verisity Ltd. 2000 Israeli Share Option Plan and Amended and Restated Axis Systems Inc. 1997 Stock Plan or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into options to purchase shares of Parent Common Stock in accordance with this Section 1.10. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued are referred to collectively as the "COMPANY PLANS". Notwithstanding the foregoing, subject to any changes made in accordance with Section 4.22, each outstanding Company Stock Option outstanding under the Sub-Plan for the Issuance of Options to the Company's Employees under the Verisity Ltd. 1997 Israel Share and Stock Option Incentive Plan (the "SUB-PLAN" and such Company Stock Options, the "SUB-PLAN OPTIONS") shall not be converted into options to purchase shares of Parent Common Stock, but shall be exercisable for the consideration specified in Sub-Plan and the Tamir Fishman Trust. At the Effective Time, each Company Stock Option assumed by Parent pursuant to this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Plan under which such option was granted and the agreement evidencing the grant thereof immediately prior to the Effective Time, including provisions with respect to vesting, except that: (i) such option will be exercisable for that number of whole shares of common stock of Parent, par value $.01 per share (the "PARENT COMMON STOCK"), equal to the product of
(A) the number of Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, and rounded down to the nearest whole number of shares of Parent Common Stock; and (ii) the per share exercise price of each such Company Stock Option shall be adjusted by dividing (A) the per share exercise price of each such Company Stock Option by (B) the Exchange Ratio, and rounding up to the nearest cent. The terms of each Company Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or subsequent to the Effective Time. The "EXCHANGE RATIO" shall be equal to the quotient of (1) $12.00, divided by (2) the average of the closing prices on the NYSE of a share of Parent Common Stock during the five (5) trading days ending on the date that is two trading days prior to the Closing Date. The parties acknowledge that, with respect to any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("INCENTIVE STOCK OPTIONS" or "ISOS"), the foregoing provisions comply with the requirements of Section 424(a) of the Code.

            (b) At the Effective Time, each outstanding restricted stock unit for Shares (each "COMPANY RESTRICTED STOCK UNIT" and, collectively "COMPANY RESTRICTED STOCK UNITS") issued pursuant to any Company Plan, whether vested or unvested, shall be converted as of the Effective Time into restricted stock units for shares of Parent Common Stock in accordance with this Section 1.10. At the Effective Time, each Company Restricted Stock Unit assumed by Parent pursuant to this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Plan under which such Company Restricted Stock Unit was issued and the agreement evidencing the grant thereof immediately prior to the Effective Time, including provisions with respect to vesting, except that upon vesting the Company Restricted Stock Unit shall result in that number of shares of Parent Company Stock equal to the product of the number of Shares that remained issuable upon vesting of the Company Restricted Stock Unit immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of Parent Common Stock. The terms of each Company Restricted Stock Unit shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or after the Effective Time.

            (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options and Company Restricted Stock Units appropriate notices setting forth such holders' rights pursuant to the Company Plans and that the agreements evidencing the grants of such options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.10 after giving effect to the Merger).

            (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options and Company Restricted Stock Units assumed in accordance with this Section 1.10. No later than five business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options or Company Restricted Stock Units held by persons who are directors, officers or employees of, or consultants to, the Company or any Subsidiary and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or restricted stock units remain outstanding.

            (e) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.10.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Letter delivered by the Company to Parent in accordance with Section 4.12 (the "DISCLOSURE LETTER") and certified by the Chief Executive Officer and the Chief Financial Officer of the Company (which exceptions shall specifically identify the Section, subsection or paragraph, as applicable, to which such exception relates, and shall be deemed to relate to each other Section, subsection or paragraph to which such exceptions clearly relate on their face), that:

      Section 2.1. Organization and Qualification; Subsidiaries; Investments.

            (a) Section 2.1(a) of the Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the persons of which the Company owns fifty percent (50%) or more of the voting interests or otherwise has the right to direct the management (each, a "SUBSIDIARY") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. All the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Each of the Company and Subsidiaries is duly organized, validly existing and (to the extent such concept exists under the laws of its jurisdiction of incorporation or organization) in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has delivered to Parent's counsel accurate and complete copies of the Articles of Association or Certificate of Incorporation and Bylaws or comparable governing documents, each as in full force and effect on the date hereof, of the Company and each Subsidiary. The Company's Amended and Restated Articles of Association, as amended and restated on June 4, 2002, and filed with the SEC as Exhibit 3.3 to the Company's Form 10-K on March 12, 2004, were adopted and approved by more than 50% of the voting rights present at the meeting and voting on the resolution, as required by the then current Articles of Association of the Company. Other than as specified in Section 2.1(a) of the Disclosure Letter, the Company has no operating Subsidiaries other than those incorporated in a state of the United States.

            (b) Each of the Company and the Subsidiaries is duly qualified or licensed and, to the extent such concept exists under applicable law, in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON THE COMPANY" means (i) any circumstance involving, change in or effect on the Company or any Subsidiary that is, or is reasonably likely in the future to be, materially adverse to the assets, liabilities (including contingent liabilities), business, financial condition or results of operations of the Company and Subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (A) changes in general economic conditions, (B) any action or inaction required of the Company under Section 4.1, (C) changes in the securities markets in general, (D) changes generally affecting the industry in which the Company and Subsidiaries operate (provided that such changes do not affect the Company and Subsidiaries, taken as a whole, in a disproportionate manner), (E) the effect of the public announcement or pendency of the transactions contemplated hereby on the bookings, orders or purchases by, provision of materials by, or other actions of, existing or prospective customers or suppliers of the Company or any Subsidiary, (F) any shareholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement, or (G) any change in the price or trading volume of the Shares from the date hereof, in and of itself;

or (ii) any circumstance involving, change in or effect on the Company or any Subsidiary that is reasonably likely to prevent the Company from consummating the transactions contemplated by this Agreement; provided, however, that any reference to dollar amounts in this Agreement shall not be deemed, in and of itself, to constitute the point at which a change or event is sufficiently material to be "material" or "materially adverse".

            (c) Other Interests. Section 2.1(c) of the Disclosure Letter sets forth a true and complete list of each equity investment made by the Company or any Subsidiary in any person (including the percentage ownership, purchase price and any management or directorship rights granted to the Company or any such Subsidiary) other than the Subsidiaries ("OTHER INTERESTS"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

      Section 2.2. Capitalization of the Company and Subsidiaries.

            (a) The authorized capital stock of the Company consists of 1,000,000 NIS, divided into (i) 91,222,534 Shares, of which, as of December 31, 2004, 24,027,344 were issued and outstanding; (ii) 3,777,466 Class B Ordinary Shares of NIS 0.01 par value each, none of which are outstanding; and (iii) 5,000,000 Special Preferred Shares of NIS 0.01 par value each, none of which are outstanding. The Company does not have outstanding any preferred stock purchase rights issuable pursuant to a rights agreement. All of the outstanding Shares are, and the Shares issuable upon exercise of the Company Stock Options, when issued in accordance with the Company Plans, will be, validly issued and fully paid, nonassessable and free of preemptive rights. As of December 31, 2004, an aggregate of 1,287,655 Shares were available for grant and 3,844,812 Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options granted pursuant to the Company Plans. As of December 31, 2004, an aggregate of 404,033 Shares were available for issuance pursuant to the Company ESPP. Between December 14, 2004 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date. Except as set forth above, as of December 31, 2004, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company or any Subsidiary,
(iii) no options, warrants or other rights to acquire from the Company or any Subsidiary, and no obligations of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary, and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights. All of the outstanding Shares, Company Stock Options and Company Restricted Stock Units (collectively, the "COMPANY SECURITIES") were issued in compliance with the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), applicable U.S. state securities laws, the Israeli Companies Ordinance [New Version] 1983, the Companies Law and the Israeli Securities Law, 5728-1968. As of December 31, 2004, except with respect to the Restricted Company Shares, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other ownership interests. There are no shareholder agreements, voting trusts or other arrangements or understandings to which the Company or any Subsidiary is a party or by which it or the Company Board is bound, and to its knowledge, as of the date hereof, there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. No Company Securities are owned by the Company or any Subsidiary. Section 2.2 of the Disclosure Letter sets forth a true and complete list, as of December 31, 2004, of all holders of outstanding Restricted Company Shares, Company Stock Options and Company Restricted Stock Units, the exercise or vesting schedule, the exercise price per share, and the term of each such Share, Company Stock Option or Company Restricted Stock Unit, as applicable and in the case of Company Stock Options, whether such option is a nonqualified stock option or incentive stock option, and any restrictions on exercise or sale of the option or underlying Shares, and whether or not, to the Company's knowledge, an election under
Section 83(b) of the Code is in effect with respect to any Shares that are Restricted Company Shares, in each case as of the date hereof. Each Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies (provided that a holder may have altered the Tax treatment of the Shares issued on exercise of an ISO by making a disqualifying disposition). Except as set forth in Section 2.2 of the Disclosure Letter, none of the terms of the Company Stock Options, Company Restricted Stock Units or Restricted Company Shares provides for accelerated vesting as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in combination with any other events). Other than as disclosed in the Company SEC Reports, the Company has not granted Company Stock Options to employees or consultants under any Company Plan at an exercise price of less than the fair market value per Share at the time of grant as determined in good faith by the Company Board.

            (b) The Shares constitute the only class of equity securities of the Company or any Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

      Section 2.3. Authority Relative to this Agreement; Recommendation.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "COMPANY BOARD"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except the approval of the Merger and the approval and adoption of this Agreement by the shareholders of the Company as specified in Section 2.3(b) below. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, has adopted resolutions by the unanimous vote of the non-employee directors (i) approving and declaring advisable this Agreement, the Merger and the other transactions to be entered into by the Company, as contemplated by this Agreement, (ii) exempting the Merger and the transactions contemplated by this Agreement from the "interested shareholder" provisions of the Company's Articles of Association, (iii) concluding, after taking into account the financial condition of the merging companies, that in its opinion there is no reasonable suspicion that the Surviving Company will not be able to pay its debts to its creditors, (iv) declaring that it is in the best interests of the Company (including its shareholders) that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated hereby, (v) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at the Company Shareholders Meeting, and (vi) recommending that the shareholders of the Company adopt this Agreement and approve the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            (b) Assuming neither Parent nor Acquisition, nor any of their affiliates (as specified in Section 320(c) of the Companies Law), (i) owns or holds any Shares, or (ii) votes any Shares it owns, the affirmative vote of a majority of the voting power of the Shares present and voting at the Company Shareholder Meeting is the only vote of the holders of any securities of the Company necessary to approve the Merger. The quorum required for the Company Shareholder Meeting is at least two shareholders who hold or represent at least a majority of the voting rights of the issued share capital of the Company. No vote or approval of (i) any creditor of the Company or any Subsidiary (subject to the rights of creditors under Section 319 of the Companies Law), (ii) any holder of any option or warrant granted by the Company or any Subsidiary, or
(iii) any shareholder of the Company's Subsidiaries is necessary in order to approve or permit the consummation of the Merger.

      Section 2.4. SEC Reports; Financial Statements.

            (a) The Company has filed all required forms, reports and documents ("COMPANY SEC REPORTS") with the Securities and Exchange Commission (the "SEC") in connection with and since its initial public offering in March 2001, and each of such Company SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The statements of operations included in the financial statements of the Company contained in the Company SEC Reports (the "FINANCIAL STATEMENTS") do not reflect items of special or nonrecurring revenue in excess of $200,000 in the aggregate or other income not earned in the ordinary course of business in excess of $200,000 in the aggregate, except as expressly specified therein, and such Financial Statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation. The Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles ("US GAAP") consistently applied and maintained throughout the periods indicated and fairly present the consolidated financial condition of the Company and Subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all required footnotes). Neither the Company nor any Subsidiary has any off-balance sheet financing arrangements.

            (b) The Company has heretofore made available to Acquisition or Parent a complete and correct copy of any amendments or modifications that, as of the date hereof, are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC under Item 601(b) of Regulation S-K, and all such amendments or modifications will be timely filed with the SEC.

            (c) None of the Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

      Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement relating to the meeting of the Company's shareholders to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to shareholders of the Company and at the time of the meeting of shareholders of the Company to be held in connection with the Merger (the "COMPANY SHAREHOLDERS MEETING"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents.

      Section 2.6. Consents and Approvals; No Violations. Except for such filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any filings under similar merger notification laws or regulations of non-Israeli or U.S. Governmental Entities, to the extent required by applicable law, the consent of the Israeli Commissioner of Restrictive Trade Practices, to the extent required pursuant to the Restrictive Trade Practices Law (1988) as amended, the filing and recordation of the Merger Proposal and the Shareholder Approval Notice and other filings as required by the Companies Law, the approval of the Office of the Chief Scientist in the Israeli Ministry of Industry and Commerce (the "OCS") and the approval of the Israeli Investment Center in the Israeli Ministry of Industry and Commerce (the "INVESTMENT CENTER"), no other filing with or notice to and no other permit, authorization, consent or approval of any Israeli, United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for filings, notices, permits, authorizations, consents or approvals the failure of which to make or obtain may be cured solely by payment of not more than $200,000 in the aggregate. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Articles of Association or Memorandum of Association or other charter or governing documents of the Company or any Subsidiary; (ii) except as set forth in Section
2.6 of the Disclosure Letter, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Material Contract to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate, modify or exercise any right or remedy or require any refund or recapture with respect to, any Grant (as hereinafter defined) given by any Governmental Entity (or any benefit provided or available thereunder) or other permit, license, consent, authorization, grant, benefit, right that is held by the Company or that otherwise relates to the business or assets of the Company, or (iv) except as set forth in Section 2.6 of the Disclosure Letter, violate any applicable law pertinent to the Company or any Subsidiary or any of their respective properties or assets, except, in the case of foregoing clause (ii), (iii) or (iv), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000.

      Section 2.7. No Default. Except as set forth in Section 2.7 of the Disclosure Letter, neither the Company nor any Subsidiary is in breach, default or violation (and no event has occurred that, with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Memorandum of Association or Articles of Association or other charter or governing documents; (ii) any Material Contract or other obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound; or (iii) any applicable law pertinent to the Company or any Subsidiary or any of its properties or assets, except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $500,000.

      Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the Disclosure Letter, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which are reflected on the Company's unaudited balance sheet as of September 30, 2004 or incurred after such date in the ordinary course of business consistent with past practices. Except for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements, Section 2.8 of the Disclosure Letter sets forth a true, complete and correct list of all transactions, arrangements and other relationships between and/or among the Company and any of its affiliates. Except as set forth in Section 2.8 of the Disclosure Letter, since September 30, 2004, the Company and each Subsidiary has conducted its business in all material respects only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practices, and there has not been any:

            (a) Material Adverse Effect on the Company;

            (b) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Subsidiary and having a value at the time of exceeding $300,000, whether or not covered by insurance;

            (c) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

            (d) amendment of any material term of any outstanding security of the Company or any Subsidiary, except for waivers of vesting acceleration set forth in the Employment Agreements or stock option agreements;

            (e) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

            (f) creation or assumption by the Company or any Subsidiary of any Lien on any asset or property with a value in exceeding $200,000;

            (g) loan, advance or capital contribution made by the Company or any Subsidiary to, or investment in, any person other than (i) loans or advances to employees in connection with business-related matters, in each case made in the ordinary course of business consistent with past practices, (ii) loans, advances or capital contributions or investments by the Company to or in any wholly-owned Subsidiary, by any wholly-owned Subsidiary in the Company or by any wholly-owned Subsidiary in any other wholly-owned Subsidiary, and (iii) the Other Interests;

            (h) transaction or commitment made, or any Contract entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case having a stated contract amount or otherwise potentially involving Company or Subsidiary obligations or entitlements exceeding $200,000 (other than Contracts with customers and suppliers entered into in the ordinary course of business, consistent with past practice);

            (i) change by the Company in any of its accounting principles, practices or methods;

            (j) increase in the compensation payable or that could become payable by the Company or any Subsidiary to (i) officers of the Company or any Subsidiary or (ii) any employee of the Company or any Subsidiary whose annual cash compensation is $100,000 or more, except for annual bonuses, the aggregate total of which shall not exceed the amount set forth in Section 2.8(j) of the Disclosure Letter;

            (k) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees; or

            (l) between December 31, 2004 and the date hereof, issuance of any Company Securities or other shares of capital stock or voting securities of the Company, securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company or any Subsidiary, options, warrants or other rights to acquire from the Company or any Subsidiary, obligations of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary, or equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights, other than the issuance and sale of shares upon exercise of Company Stock Options granted prior to December 31, 2004 which are listed in Section 2.2 of the Disclosure Letter.

      Section 2.9. Litigation. Except as set forth in Section 2.9 of the Disclosure Letter, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties or assets before any Governmental Entity that would, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000.

      Section 2.10. Compliance with Applicable Law. Except as set forth in
Section 2.10 of the Disclosure Letter, each of the Company and Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000 and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. Each of the Company and Subsidiaries is in compliance with the terms of the Company Permits held by it, except where the failure so to comply would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000 and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. The businesses of the Company and Subsidiaries are being conducted in compliance with all applicable laws of the United States, Israel or any other country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations of any United States, Israeli or foreign laws, ordinances or regulations that do not and will not result, individually or in the aggregate, in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000 and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

      Section 2.11. Employee Benefit Plans; Labor Matters.

            (a) Section 2.11(a) of the Disclosure Letter lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements, written or otherwise, maintained, contributed to or required to be maintained or contributed to for the benefit of or relating to any employee or former employee of the Company, any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA AFFILIATE"), as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "EMPLOYEE PLANS"). The Company has made available to Parent a copy of (i) the two (2) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required; (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA); (iii) all trust documents and custodial agreements relating to each Employee Plan, (iv) the current summary plan description and each summary of material modifications relating to each Employee Plan; (v) the most recent IRS determination letter received with respect to each Employee Plan intended to qualify for favorable tax treatment under Section 401(a) of the Code; (vi) all insurance contracts, investment management or advisory agreements, audit reports, relating to each Employee Plan; and (vii) all material correspondence with any Governmental Entity relating to each Employee Plan. No Employee Plan is subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has incurred any liability (contingent or otherwise) with respect to any such Employee Plan. Each Employee Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA, the Code and other applicable law, and there has been no material violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or could reasonably be expected to adversely affect such qualified status. No Employee Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively. With respect to any Employee Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and
Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or
(l), nor, to the knowledge of the Company, is there a basis for any such claim, and (ii) no officer, director or employee of the Company has committed a material breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the knowledge of the Company, threatened, involving any Employee Plan by any person, or by the IRS, the United States Department of Labor or any other Governmental Entity against such Employee Plan or the Company or any ERISA Affiliate.

            (b) Section 2.11(b) of the Disclosure Letter sets forth a list as of the date hereof of all (i) employment agreements with officers of the Company or any ERISA Affiliate, (ii) agreements with consultants who are individuals obligating the Company or any ERISA Affiliate to make annual cash payments in an amount of $200,000 or more, (iii) severance agreements, programs and policies of the Company with or relating to its employees, except such programs and policies required to be maintained by applicable law, and (iv) plans, programs, agreements and other arrangements of the Company or any ERISA Affiliate with or relating to its employees that contain change in control provisions whether or not listed in other parts of the Disclosure Letter. The Company has made available to Parent copies of all such agreements, plans, programs and other arrangements.

            (c) There will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party, and no employee, officer or director of the Company or any ERISA Affiliate will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement (either alone or in combination with each other).

            (d) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws. The Company and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code.

            (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any ERISA Affiliate and any of its employees. Neither the Company nor any ERISA Affiliate is a party to or bound by any collective bargaining agreement, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization applicable to persons employed by the Company or any ERISA Affiliate nor does the Company nor any ERISA Affiliate know of any activities or proceedings of any labor union to organize any such employees, or is otherwise required (under any legal requirement, contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law to be provided pursuant to rules and regulations of any jurisdiction in which the Company and its Subsidiaries have employees, including the Histadrut (General Federation of Labor), the Coordination Bureau of Economic Organization and the Industrialists' Association, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company or any Subsidiary, with any Governmental Entity seeking recognition of a bargaining representative. Except as set forth in Section 2.11 of the Disclosure Letter, neither the Company nor any Subsidiary has or is subject to, and no employee of the Company or any Subsidiary benefits from, any extension order (tzavei harchava) or any contract or arrangement with respect to termination of employment. All of the employees of the Company and its Subsidiaries are "at will" employees subject to the termination notice provisions included in employment agreements or applicable law. No strikes, work stoppage, material grievance, material claim of unfair labor practice, or dispute against the Company or any ERISA Affiliate has occurred, is pending or, to the knowledge of the Company or any ERISA Affiliate, threatened, and to the knowledge of the Company and its ERISA Affiliates there is no basis for any of the foregoing. To the knowledge of the Company and its ERISA Affiliates, none of their employees is a member of any labor union, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of the Company or any ERISA Affiliate. Neither the Company nor any of its ERISA Affiliates has a workers' committee (including any "Vaad Ovdim" or similar committee or organization).

            (f) Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute or incurred a liability (contingent or otherwise) with respect to any Multiemployer Plan or to a Multiple Employer Plan. For these purposes, "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA, and "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

            (g) To the extent permitted by applicable law, each Employee Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA) or a Foreign Plan can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination (other than charges incurred as a result of such termination). The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses or accrued such payments in accordance with normal procedures under the terms of each Employee Plan and applicable law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

            (h) As of the date hereof, no employee at the level of director or above of the Company or any Subsidiary has given written notice terminating his or her employment with the Company or any Subsidiary. To the knowledge of the Company and its ERISA Affiliates, no key employee, or group of employees, of the Company or any ERISA Affiliate has any plans to terminate employment with the Company or any ERISA Affiliate. The Company and its ERISA Affiliates has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, overtime, payment of wages or overtime, equal opportunity and collective bargaining.

            (i) With respect to each master and prototype tax-qualified retirement plan ("M&P PLAN") sponsored or maintained by the Company and/or any ERISA Affiliate, the Company and any such ERISA Affiliate has, on or before the end of the 2001 plan year, either adopted or certified in writing its intent to adopt the required GUST amendments to each such M&P Plan, and the Company hereby represents and warrants that an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000. The Company and each ERISA Affiliate shall also adopt the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104. For purposes hereof, "GUST" means the statutes referenced in IRS Announcement 2001-104. With respect to any individually designed tax-qualified retirement plans sponsored or maintained by the Company or any ERISA Affiliate, the Company and each such ERISA Affiliate has adopted the required GUST amendments and submitted the plan to the IRS on or before February 28, 2002 for a favorable determination letter as to its tax qualified status.

            (j) The Company and its ERISA Affiliates, with respect to any employee benefit plan or arrangements maintained outside of the United States (each a "FOREIGN PLAN"): (i) each Foreign Plan and the manner in which it has been administered satisfies all applicable laws, (ii) all contributions to each Foreign Plan required through the Closing have been and will be made by the Company (including by way of accruals in the Company's financial statements, to the extent permitted by US GAAP), (iii) each Foreign Plan is either fully funded (or fully insured) based upon generally accepted local actuarial and accounting practices and procedures or adequate accruals for each Foreign Plan have been made in the Company's financial statements in accordance with United States generally accepted accounting principles, (iv) there are no pending investigations by any Governmental Entity involving any Foreign Plan nor any pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and (v) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan. Without derogating from the above, the Company's or any Subsidiary's obligations to provide severance pay to its employees are fully funded or have been properly provided for in the Financial Statements attached to the Company SEC Reports in accordance with US GAAP. All other liabilities of the Company relating to its employees (excluding liabilities for illness pay) were properly accrued in the

Financial Statements in accordance with United States generally accepted accounting principles.

            (k) To the knowledge of the Company, no employee of the Company or any Subsidiary is in any material respect in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

            (l) All amounts that the Company or any Subsidiary is legally or contractually required either (i) to deduct from its employees' salaries or to transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar fund or (ii) to withhold from their employees' salaries and pay to any Governmental Entity as required by the Israeli Income Tax Ordinance [New Version] and other applicable laws have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment.

            (m) Neither the Company nor any Subsidiary is liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            Section 2.12. Environmental Laws and Regulations. Except as disclosed in Section 2.12 of the Disclosure Letter, (a) each of the Company and Subsidiaries has been in compliance with all applicable laws relating to pollution or protection of public or worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS") except for instances of non-compliance that, individually or in the aggregate, would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or Subsidiary exceeding $200,000 and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary, which compliance includes the possession by the Company and Subsidiaries of all material Company Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof; (b) to the knowledge of the Company, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future and neither the Company nor any Subsidiary is required to, or will within the next three years be required to, make any capital or other expenditures exceeding $500,000 to comply with or maintain compliance with any Environmental Law with respect to current or planned operations; (c) there are no circumstances or conditions involving the Company or any Subsidiary that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use or transfer of any real property of which the Company or any Subsidiary is or was the owner or operator pursuant to any Environmental Law; (d) no substance, material or waste that is toxic, or poses a risk to the health or safety of persons, or which is listed, classified or regulated pursuant to any Environmental Law (a "HAZARDOUS SUBSTANCE") has been disposed, released or is present on, under, in, from or about any property currently or formerly owned or operated by the Company or any Subsidiary, or which is otherwise related to the operations of the Company or any Subsidiary, that has resulted or could reasonably be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or Subsidiaries exceeding $500,000; (e) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging violation of or liability under any Environmental Law, and neither the Company nor any Subsidiary is subject to any proceedings, actions, orders, decrees, settlements, injunctions or other claims or, to the knowledge of the Company, any threatened actions or claims, relating to or otherwise alleging liability of the Company or any Subsidiary under any Environmental Law; (f) neither the Company nor any Subsidiary has assumed or retained by Contract any material liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law; and (g) neither the Company, any of Subsidiary nor any of their respective predecessors in interest have ever manufactured, produced, repaired, installed, sold, conveyed or otherwise put into the stream of commerce any product, merchandise, manufactured good, part, component or other item comprised of or containing asbestos or have been the subject of any claims or litigation arising out the alleged exposure to asbestos or asbestos-containing material.

      Section 2.13. Taxes.

            (a) Definitions. For purposes of this Agreement:

                  (i) "TAX" (including "TAXES") means all U.S. federal, state, local, Israeli, other foreign and other taxes of any kind or nature whatsoever, regardless of whether the word "tax" or any derivation thereof is used in applicable law (including but not limited to withholding taxes), together with any interest, indexation differentials and any penalties, additions to tax or additional amounts with respect thereto; and

                  (ii) "TAX RETURN" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

            (b) Tax Matters. Except to the extent that such failures in the aggregate would not result in Taxes being imposed upon or incurred by the Company or any Subsidiary exceeding $200,000, (1) within the times and in the manner prescribed by applicable law, the Company and Subsidiaries (and their predecessors) have properly prepared and filed all Tax Returns required by applicable law and have timely paid all Taxes due and payable (whether or not shown on any Tax Return), and (2) all such Tax Returns are true, correct and complete. The Company and Subsidiaries (and their predecessors) have complied in all material respects with all applicable laws relating to Taxes. Neither the Company nor of any Subsidiary (or any predecessor thereof) (i) has filed a consent, election or agreement pursuant to former Section 341 of the Internal Revenue Code of 1986, as amended (including any predecessor provision or comparable provision of state, local, Israeli or other foreign law, the "CODE"), (ii) is a party to or bound by any closing agreement, offer in compromise or any other agreement with any Tax Authority or any Tax indemnity, Tax allocation or Tax sharing agreement with any person, or any other express or implied agreement to pay or indemnify any other person with respect to Taxes (other than as described in Section 2.13(c) of the Disclosure Letter), (iii) has present or contingent liabilities for Taxes, other than Taxes incurred in the ordinary course of business thereof and reflected on the most recent balance sheet included in the Financial Statements or incurred in the ordinary course of business since the date of the most recent Financial Statements in amounts consistent with prior years adjusted for changes in operating results, (iv) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable tax treaty) or has otherwise become subject to Tax jurisdiction in a country other than the country of its formation, (v) is a party to an agreement that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code or to remuneration the deduction for which could be disallowed under
Section 162(m) of the Code, (vi) has issued options or stock purchase rights (or similar rights) that purported to be governed by Sections 421 or 423 of the Code that remain outstanding and are not so governed, (vii) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (viii) has liability for the Taxes of any person (other than the Company and Subsidiaries), whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law. There are and have been no (1) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes relating to the Company or any Subsidiary (or their predecessors), (2) adjustments under Section 481 of the Code or any similar adjustments (whether under the Code or under state, local or foreign law) with respect to the Company or any Subsidiary (or their predecessors), or (3) waivers or extensions of the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be held liable. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common parent of which is the Company. No Subsidiary that is a "United States person" (as such term is used in Section 1291(a) of the Code) has at any time owned a material (determined with reference to the Company) interest in a passive foreign investment company within the meaning of Section 1297 of the Code. No Subsidiary that was or is a "controlled foreign corporation" (as defined in the Code) (determined solely with reference to ownership of such Subsidiary, directly or indirectly, by other Subsidiaries that are "United States persons" as defined in Section 957(c) of the Code) has had an investment in "United States property" within the meaning of Section 956(c) of the Code. Neither the Company nor any Subsidiary is or has been a party to a "reportable transaction," as such term is defined in Treasury Regulation Section 1.6011-4(b)(1)(other than such transactions that have been properly reported or are not yet required to have been reported), or to a transaction that is or is substantially similar to a "listed transaction," as such term is defined in Treasury Regulation Section 1.6011-4(b)(2), or any other transaction requiring disclosure under provisions of state, local or foreign Tax law that address transactions that may be tax avoidance transactions.

      (c) Israeli Tax Incentives. Section 2.13(c) of the Disclosure Letter lists each material tax incentive granted to the Company and any Subsidiary under the laws of the State of Israel, the period for which such tax incentive applies, and the nature of such tax incentive. The Company and Subsidiaries have complied with all material requirements of Israeli law to be entitled to claim all such incentives. Subject to the receipt of the approvals set forth in Section 2.6 of the Disclosure Letter and compliance by the Surviving Company with the applicable requirements and conditions, the consummation of the Merger will not adversely affect the remaining duration of the incentive or require any recapture of any previously claimed incentive, and no consent or approval of any Governmental Entity is required, other than as contemplated by Section 2.6, prior to or after the consummation of the Merger in order to preserve the entitlement of the Surviving Company or its Subsidiaries to any such incentive.

      Section 2.14. Intellectual Property.

            (a) Certain Definitions. As used herein, the term "INTELLECTUAL PROPERTY" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, "MARKS"); (ii) patents and patent applications (collectively, "PATENTS"); (iii) copyrights and registrations and applications therefor (collectively, "COPYRIGHTS"); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, data bases and other technical information, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, "TRADE SECRETS"); (v) mask work and similar rights protecting integrated circuit or chip topographies or designs (collectively, "MASK WORKS"); and (vi) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Mask Works. For purposes hereof, "SOFTWARE" means any and all (1) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (2) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and (3) all documentation, including user manuals and training materials, relating to any of the foregoing.

            (b) Registered IP. Section 2.14(b)(1) of the Disclosure Letter sets forth an accurate and complete list of all registered Marks, other than those Marks that the Company and its Subsidiaries have not actively used in the ordinary course of business since February 9, 2004 (collectively, the "DUSTY MARKS"), owned (in whole or in part) by the Company or any Subsidiary (collectively "COMPANY REGISTERED

MARKS"), Section 2.14(b)(2) of the Disclosure Letter sets forth an accurate and complete list of all Patents owned (in whole or in part) by, or exclusively licensed to, the Company or any Subsidiary (collectively the "COMPANY PATENTS") and Section 2.14(b)(3) of the Disclosure Letter sets forth an accurate and complete list of all registered Copyrights owned (in whole or in part) by the Company or any Subsidiary, and all pending applications for registration of Copyrights filed anywhere in the world that are owned (in whole or in part) by the Company or any Subsidiary (collectively the "COMPANY REGISTERED COPYRIGHTS" and, together with the Company Registered Marks and the Company Patents, the "COMPANY REGISTERED IP"). No Company Registered IP has been or is currently involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. All Company Registered IP has been registered or obtained in accordance with applicable legal requirements, is currently in full force and effect except for the Dusty Marks and the Company Registered IP identified in Section 2.14(b)(4) of the Disclosure Letter that the Company or any Subsidiary decided in its reasonable business judgment to abandon, not to enforce or to allow to lapse (provided that no representation and warranty is made regarding the effectiveness of any patent applications), and, except as set forth in Section 2.14(b)(4) of the Disclosure Letter, neither the Company nor any Subsidiary has received any notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP, or, to the knowledge of the Company, questioning the validity or enforceability of any of the Company Registered IP. Except for the Dusty Marks and the Company Registered IP identified in Section 2.14(b)(4) of the Disclosure Letter that the Company or any Subsidiary has decided in its reasonable business judgment to abandon, not to enforce, or to allow to lapse, (a) the Company has timely paid all filing, examination, issuance, post registration and maintenance fees and annuities required with respect to any of the Company Registered IP, and (b) neither the Company nor any Subsidiary has taken any action or failed to take any action, which action or failure reasonably could be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Company Registered IP.

            (c) Actions to Protect Intellectual Property. Each of the Company and its Subsidiaries has taken commercially reasonable steps to (i) protect its rights in (A) Intellectual Property that is owned by, and material to the ongoing business operations of, the Company and its Subsidiaries and (B) the Company Software and (ii) maintain the confidentiality of all information that constitutes or at any time constituted a Trade Secret of the Company or its Subsidiaries other than that information for which the Company or any of its Subsidiaries decided, in their reasonable business judgment, not to seek, or continue to seek, protection as a Trade Secret. Section 2.14(c) of the Disclosure Letter lists all Company Software and material Intellectual Property contributed to industry standards setting bodies. Without limiting the foregoing, all current and former employees, consultants and contractors of the Company or any Subsidiary have executed and delivered proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which have previously been provided to Parent).

            (d) Ownership. Except as set forth in Section 2.14(d) of the Disclosure Letter and except for Intellectual Property licensed to the Company or any Subsidiary, the Company and each Subsidiary owns exclusively all right, title and interest in and to all of the Intellectual Property that is used by the Company or any Subsidiary and that is not licensed to the Company or any Subsidiary, as applicable, in its business as currently conducted, free and clear of any and all Liens. Neither the Company nor any Subsidiary has received any notice or claim (whether written, oral or otherwise) challenging the Company's or any Subsidiary's ownership of any of the Intellectual Property owned (in whole or in part) by the Company or any Subsidiary or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company or any Subsidiary does not so own any of such Intellectual Property; provided, however, that the foregoing only applies to actual third party claims of ownership to the Intellectual Property of the Company or its Subsidiaries, and does not apply to any claim of infringement, misappropriation, enforceability or validity of the Intellectual Property of the Company or a Subsidiary.

            (e) License Agreements. Section 2.14(e)(1) of the Disclosure Letter sets forth a complete and accurate list (indicating for each the title and the parties thereto) of all agreements currently in effect that contain any grant to the Company or any Subsidiary from any third party of any material right under or with respect to any Intellectual Property, other than desktop or work station software applications generally available on standard terms and for which the annual license fee payable by the Company or any Subsidiary under the applicable license agreement is no more than $50,000 (collectively, the "INBOUND LICENSE AGREEMENTS"). Subject to the Company securing the necessary consents from third parties listed in Schedule 5.3(e), the rights licensed under each Inbound License Agreement shall be exercisable by the Surviving Company in all material respects on and after the Closing to the same extent as by the Company or any Subsidiary prior to the Closing. No loss or expiration of any material Intellectual Property licensed to the Company or any Subsidiary under any Inbound License Agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. Except as set forth in Section 2.14(e)(2) of the Disclosure Letter, no licensor under any Inbound License Agreement has any ownership or exclusive license rights in or with respect to any improvements made solely by the Company or any Subsidiary to the Intellectual Property licensed thereunder. Section 2.14(e)(3) of the Disclosure Letter sets forth a complete and accurate list of all license agreements under which the Company or any Subsidiary has granted any licenses of any Software or any rights under any material Intellectual Property to another person, excluding non-exclusive internal use licenses granted by the Company or any Subsidiary to end user customers in the ordinary course of business consistent with past practice, indicating for each the title and the parties thereto. Except as set forth in
Section 2.14(e)(4) of the Disclosure Letter, each person to which the Company or any Subsidiary has distributed or licensed any Company Software has executed and delivered to the Company a written license agreement (including "shrink wrap" and "click through" license agreements), a representative copy of which has been provided by the Company to Parent's counsel prior to the date hereof.

            (f) Sufficiency of IP Assets. The Intellectual Property owned by, or licensed under the Inbound License Agreements to, the Company or any Subsidiary constitutes all the material Intellectual Property rights necessary for the conduct of the Company's and its Subsidiaries' businesses as they are currently conducted.

            (g) Transfers; Loss of Rights. Except as set forth in Section 2.14(g) of the Disclosure Letter, the Company has not transferred ownership of, or granted any exclusive license with respect to, any material Intellectual Property. Upon the Closing and subject to the Company securing the necessary consents from third parties listed in Section 2.14(g) of the Disclosure Letter, Parent shall succeed to all of the material Intellectual Property rights necessary for the conduct of the Company's and its Subsidiaries' businesses as they are currently conducted and all of such rights shall be exercisable by Parent to the same extent as by the Company and its Subsidiaries prior to the Closing. No loss or expiration of any of the material Intellectual Property used by the Company in the conduct of its business (other than the Company Registered Intellectual Property and the Intellectual Property subject to an Inbound License Agreement referenced in Sections 2.14(g) and (e), respectively) has been threatened in writing or is known to be pending.

            (h) No Infringement by the Company or Third Parties. None of the products (including Software), services, or other technology or materials, used, licensed, sold, or otherwise distributed by or for the Company or any Subsidiary, nor any other activities or operations of the Company or any Subsidiary, infringes upon, misappropriates, violates, or constitutes the unauthorized use of, any Intellectual Property of any third party, and neither the Company nor any Subsidiary has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, or unauthorized use is occurring or has or may have occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor.

            (i) No Violations. No Intellectual Property owned by or, to the knowledge of the Company, licensed to the Company or any Subsidiary is subject to any outstanding order, judgment, decree, or stipulation that materially restricts the continued use thereof by the Company or such Subsidiary in its business as presently conducted or, in the case of any Intellectual Property licensed to others, that materially restricts the sale, transfer, assignment or licensing thereof by the Company to any person. To the knowledge of the Company, no third party is misappropriating, infringing or violating any Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary in any respect material to the Company and its Subsidiaries.

            (j) Software. Except for (i) the Software licensed to the Company or one of its subsidiaries under the Inbound License Agreements, (ii) desktop or work station software applications generally available on standard terms and that are licensed to the Company or any Subsidiary for an aggregate license fee of no more than $50,000 each, and (iii) any "open source" Software disclosed on
Section 2.14(k) of the Disclosure Letter and any "open source" Software that is used internally by the Company or any Subsidiary and is not incorporated in or distributed with any Company Software, in whole or in part, all of the Software products distributed by the Company and all designs, design flows and design languages related thereto and all other Software developed by or for the Company or any Subsidiary and all designs, design flows and design languages related thereto (collectively, "COMPANY SOFTWARE") was either

(A) developed by employees of Company or a Subsidiary within the scope of their employment, (B) developed by independent contractors who have expressly assigned their rights to the Company or a Subsidiary pursuant to written agreements or
(C) otherwise acquired by the Company or a Subsidiary from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company. Except as disclosed in Section 2.14(j) of the Disclosure Letter, no source code of any Company Software has been licensed or otherwise provided to another person other than an escrow agent pursuant to the terms of a source code escrow agreement in a form customary for the relevant industry and, subject to Section 2.14(c), all such source code has been safeguarded and protected as Trade Secrets of the Company or a Subsidiary.

            (k) Open Source. Except as disclosed in Section 2.14(k) of the Disclosure Letter, none of the Company's Software, in whole or in part, incorporates or is distributed with any "open source" Software, including any Software that is licensed under the Artistic License, the Mozilla Public License, the GPL or LGPL, that (i) conditions the use or the distribution of Company Software on the disclosure, licensing or distribution of the source code of such Company Software or (ii) otherwise materially limits the Company's or any Subsidiary's freedom of action with regard to seeking compensation in connection with sublicensing or distributing the object code of such licensed software. Each of the Company and Subsidiaries has operated its business in compliance with all material terms of the license agreements applicable to any "freeware" or "shareware" that the Company or any Subsidiary has used in its business. None of the Company Software, as a result of intermingling or integration by the Company or its Subsidiaries of proprietary code contained in the Company Software with any such "open source" Software is, in whole or in part, subject to the provisions of any open source license agreement.

            (l) Performance of Existing Software Products. Each of the Company's and its Subsidiaries' existing or currently manufactured Software products performs, in all material respects, the functions described in any published specifications or end user documentation or other information provided to customers of the Company or such Subsidiary acquiring such products.

            (m) Restrictions on Employees. To the knowledge of the Company and except as set forth in Section 2.14(m) of the Disclosure Letter, no employee or independent contractor of the Company or any Subsidiary is obligated under any agreement, or subject to any judgment, decree or order of any court or administrative agency, or any other legal restriction, that materially interferes with such employee or contractor carrying out his or her duties for the Company or such Subsidiary or that conflicts with the Company's business as presently conducted and proposed to be conducted. Except as set forth in Section 2.14(m) of the Disclosure Letter, to the knowledge of the Company, it is not utilizing, nor will it be necessary to utilize, any inventions of any employees of the Company or any Subsidiary (or persons the Company or any Subsidiary currently intends to hire) made, or any confidential information (including Trade Secrets) of another person to which such employees were exposed, prior to their employment by the Company or any Subsidiary.

            (n) Export. Neither the Company nor any Subsidiary has exported or transmitted Software or other materials in connection with the Company's or Subsidiaries' business to any country to which such export or transmission is restricted by any applicable law, without first having obtained all necessary and appropriate United States and foreign government licenses or permits.

      Section 2.15. Material Contracts.

            (a) Section 2.15(a) of the Disclosure Letter sets forth a complete and accurate list of all written or oral contracts, agreements, notes, bonds, indentures, mortgages, pledges, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "CONTRACT"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective assets and properties, is otherwise bound, and which Contract is currently in effect or has future obligations or unfulfilled past or present obligations (or in the case of clause
(i) below, to which the Company or any Subsidiary was a party or by which the Company or any Subsidiary was bound during the relevant twelve month period), as follows (each a "MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS"): (i) each Contract of the Company or any Subsidiary pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was purportedly obligated to pay) more than $200,000 in the twelve (12) month period ended September 30, 2004 (provided such Contract remains in effect as of the date hereof) and each customer Contract in effect on the date of this Agreement under which the Company or any Subsidiary received in the twelve (12) month period ended September 30, 2004 or is entitled to receive thereafter more than $200,000; (ii) each Contract that requires payment by or to the Company or any Subsidiary after September 30, 2004 of more than $200,000; (iii) each Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or a Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted or that requires any consent or other action by any person for, or will be subject to default, termination, repricing or other renegotiation or cancellation because of, the transactions contemplated hereby;
(iv) each Contract relating to the Company's or any Subsidiary's channel sales with distributors; (v) each Contract of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset); (vi) each partnership, joint venture or other similar Contract or arrangement to which the Company or any Subsidiary is a party or by which it is otherwise bound; (vii) each Contract that requires the Company or any Subsidiary to grant "most favored customer" pricing to any other person; (vii) each fidelity or surety bond or completion bond; (ix) each Contract pursuant to which the Company or any Subsidiary has agreed to provide liquidated damages for failure to meet performance obligations or quality milestones (except to the extent that the amount of such liquidated damages, together with the liquidated damages potentially payable pursuant to any other Contract, do not exceed an aggregate of $200,000); (x) each Contract pursuant to which the Company or any Subsidiary has agreed to provide indemnification or guaranty to a third party (other than this Agreement and other than an indemnification or guaranty pursuant to the

Company's standard form license agreement in the form provided to Parent prior to the date hereof); (xi) each Contract relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business; (xii) each distribution, joint marketing or development Contract and (xiii) each Contract that is otherwise material to the Company and Subsidiaries, taken as a whole.

            (b) Each Material Contract is a legal, valid and binding obligation of the Company or the Subsidiary that is a party thereto and, to the Company's knowledge, each other person who is a party thereto, enforceable against the Company or such Subsidiary and, to the Company's knowledge, each such other person in accordance with its terms, and neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default thereunder.

      Section 2.16. Title to Properties; Absence of Liens and Encumbrances.

            (a) Neither the Company nor any Subsidiary has an ownership interest in any real property, nor has it ever had an ownership interest in any real property. Section 2.16 of the Disclosure Letter sets forth a complete and accurate list of all real property currently leased or subleased by the Company or any Subsidiary, with the name of the lessor, the amount of any security deposit held by the lessor, and the date and a description of the lease, sublease, assignment of the lease, any guaranty or letter of credit given or leasing commissions payable by the Company or any Subsidiary in connection therewith (collectively, the "LEASE DOCUMENTS") and each amendment to any of the foregoing. True, correct and complete copies of all Lease Documents have been delivered to Parent's counsel. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

            (b) Each of the Company and Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business having an individual value exceeding $200,000, in each case free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value or use of the subject property.

      Section 2.17. Insurance. Section 2.17 of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all insurance contracts entered into by the Company or any Subsidiary (collectively, the "INSURANCE POLICIES"). Such Insurance Policies insure the Company and its Subsidiaries against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Such policies are sufficient for compliance by the Company in all material respects with all Material Contracts to which the Company or any Subsidiary is a party, and each of the Company and its Subsidiaries has complied in all material respects with the provisions of each such policy under which it is an insured party. Each

Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full or, if such amounts are not yet due and payable, reserved by the Company on its unaudited balance sheet as of September 30, 2004 in accordance with US GAAP consistently applied. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement. Each of the Company and Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of the Company or any Subsidiary under the Insurance Policies have been filed in a timely fashion.

      Section 2.18. Warranties. Section 2.18 of the Disclosure Letter sets forth a copy of the Company's current standard outbound license agreement (the "COMPANY STANDARD FORM LICENSE AGREEMENT") Section 2.18 of the Disclosure Letter sets forth a list of outbound license agreements for the Company Software that contain material deviations from the warranties and guaranties set forth in the Company Standard Form License Agreement, and neither the Company nor any of its salespersons, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of the warranties or guaranties set forth in the Company Standard Form License Agreement without the consent of the Company's Chief Executive Officer, Chief Financial Officer or General Counsel. Neither the Company nor any Subsidiary has made any oral warranty or guaranty with respect to any of its products or services which could result in a liability of the Company or any Subsidiary in excess of liability created by the written warranties and guaranties of the Company and its Subsidiaries set forth in the Company Standard Form License Agreement.

      Section 2.19. Opinion of Financial Advisor. The Company has received the opinion of Goldman Sachs & Co., financial advisor to the Company (the "COMPANY FINANCIAL ADVISOR"), to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Shares is fair from a financial point of view to such holders, and the Company will receive a written opinion to such effect prior to the filing of the Proxy Statement.

      Section 2.20. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      Section 2.21. Interested Party Transactions. As of the date hereof, except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      Section 2.22. Corporate Governance Matters.

      (a) The Company, and to the Company's knowledge, each of its officers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (in each case, as currently in effect, the "SARBANES-OXLEY ACT"), (ii) the applicable qualification requirements and corporate governance rules and regulations promulgated by the National Association of Securities Dealers and (iii) any similar applicable Israeli securities laws, rules and regulations. The Company has delivered to Parent the final form of written information required to be disclosed prior to the date hereof by the Company and certain of its officers to the Company Board or any committee thereof pursuant to the certification requirements of Rule 13a-14 under the Exchange Act. Since the date such provisions became applicable to the Company and its Subsidiaries, all auditing services and non-audit services provided to the Company and each Subsidiary have been approved by the audit committee of the Company Board in compliance with Section 10A(h) or Section 10A(i) of the Exchange Act and any similar applicable Israeli securities laws, and no registered public accounting firm or, to the Company's knowledge, any associate thereof that performs any audit of the Company or any Subsidiary has provided to the Company or any of its affiliates any service prohibited by paragraphs (1) through (9) of Section 10A(g) of the Exchange Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) thereof, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Subsidiary has, directly or indirectly, made, entered into, arranged, renewed, modified (in any material way) or forgiven any personal loans to any executive officer or director of the Company prohibited by Section 402 thereunder.

      (b) The management of the Company has (i) in accordance with Rule 13a-15 under the Exchange Act, designed disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the management of the Company by others within those persons, and
(ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company Board (A) any significant deficiencies in the design or operation of internal controls over financial reporting ("INTERNAL CONTROLS") which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and has disclosed to the Company's auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and/or audit committee since December 31, 2003.

      (c) To the Company's knowledge, it will be prepared to timely file the report required by Item 308(a) of Regulation S-K promulgated by the SEC and its independent public accounting firm will be prepared to timely file the attestation required pursuant to Item 308(b) of Regulation S-K. The Company has not received any written or oral notice from its independent public accounting firm that such firm believes the Company is could not reasonably be expected to complete the evaluations necessary for such report and attestation to be completed and in the timeframe required by applicable law.

      Section 2.23. Grants, Incentives and Subsidies. Section 2.23 of the Disclosure Letter provides a true and complete list of all pending, previously issued and outstanding loans or grants from the OCS, Approved Enterprise Status from the Investment Center and other grants, material direct incentives and material direct subsidies (each, a "GRANT" and collectively, "GRANTS") from the Government of the State of Israel or any agency thereof, or from any other Governmental Entity, granted to the Company or any Subsidiary, together with a description of the period for which such Grant applies or applied. The Company has not transferred any Software, technology or Intellectual Property, including "know how" within the meaning given such term under the Encouragement of Industrial Research and Development Law, 5744-1984 (the "KNOW HOW"), outside of the State of Israel that is subject to restrictions of the OCS other than any in connection with the transfer outside of Israel of the object code form of the Company's Software products. The Company has made available to Parent, prior to the date hereof, true, correct and complete copies of all documents evidencing Grants submitted by the Company or any Subsidiary and of all letters of approval, and supplements thereto, granted to the Company or any Subsidiary, except documents that do not contain any information materially different than the information contained in the documents provided to Parent. Without limiting the generality of the foregoing, Section 2.23 of the Disclosure Letter includes a detailed explanation of the terms of each Grant, including the aggregate amounts of each Grant, the material terms thereof, and the aggregate amounts to be paid by the relevant Governmental Entity to the Company or any Subsidiary. The Company and Subsidiaries do not have, and after the Effective Time, none of Parent, the Surviving Company or any of their affiliates will have, any outstanding or future obligations to pay any royalties to any Governmental Authority as a result of or related to any Grant in excess of $200,000 in the aggregate. The Company does not have any currently outstanding Grants from the OCS or the Investment Center and does not have any other currently outstanding Grants with an aggregate value in excess of $200,000. The Company and each Subsidiary has complied and is in compliance, in all material respects, with the terms and conditions of each Grant and, except as disclosed in Section 2.23 of the Disclosure Letter, has duly fulfilled, in all material respects, all the undertakings and requirements of applicable law relating thereto. Except for the receipt of the approvals described in Section 2.6 and compliance by the Surviving Company with the applicable requirements and conditions of such Grant, the consummation of the Merger will not require any recapture of any previously claimed benefit under a Grant.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

      Parent and Acquisition hereby represent and warrant to the Company as follows:

      Section 3.1. Organization.

            (a) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition is duly organized and validly existing under the laws of the State of Israel. Each of Parent and Acquisition has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company's counsel accurate and complete copies of the Articles of Association, as currently in full force and effect, of Acquisition.

            (b) Parent is duly qualified or licensed and in good standing (to the extent such concept exists under the laws of applicable jurisdiction) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON PARENT" means any circumstance involving, change in or effect on Parent or any of its subsidiaries that would reasonably be expected to prevent Parent from consummating the transactions contemplated by this Agreement.

      Section 3.2. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Acquisition and, prior to the Closing Date, will be duly and validly authorized by Parent as the sole shareholder of Acquisition. Without limiting the generality of the foregoing, Acquisition's Board of Directors, at a meeting duly called and held, has unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions to be entered into by Acquisition, as contemplated by this Agreement, and (ii) concluding, after taking into account the financial condition of the merging companies, that in its opinion, there is no reasonable suspicion that the Surviving Company will not be able to pay its debts to its creditors. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

      Section 3.3. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Proxy Statement will at the date mailed to shareholders of the Company and at the time of the Company Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents.

      Section 3.4. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of non-Israeli or U.S. Governmental Entities and the filing and recordation of the Merger Proposal and the Shareholder Approval Notices and the other filings listed in Section 4.16 as required by the Companies Law, exemption from the Israeli Securities Authority from the requirement to publish a prospectus in respect of the issuance of options to acquire Parent Common Stock to Israeli resident holders of Company Stock Options, the consent of the Israeli Commissioner of Restrictive Trade Practices pursuant to the Restrictive Trade Practices Law (1988), no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract or other obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

      Section 3.5. Brokers. No broker finder or investment banker (other than Morgan Stanley & Co. Incorporated, the financial advisor to Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

      Section 3.6. Parent Common Stock. The shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws. Parent has reserved the shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent pursuant hereto.

      Section 3.7. No Prior Activities of Acquisition. Acquisition is a newly incorporated Israeli corporation formed for the purposes of the consummation of the transactions contemplated by this Agreement. Except in connection with this Agreement, Acquisition has not conducted any business activities or operations of any kind nor entered into any agreements, nor will it do either prior to the Effective Time. Except in connection with this Agreement, Acquisition has no obligations or liabilities, whether accrued, absolute, contingent or otherwise, nor will it have any such obligations or liabilities prior to the Effective Time.

      Section 3.8. Sufficient Funds. Parent has and will have at or prior to Closing and at the Effective Time sufficient immediately available funds to pay the Merger Consideration upon consummation of the Merger.

                                    ARTICLE 4

                                    COVENANTS

      Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will and will cause each Subsidiary to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current directors, officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, as set forth in Section 4.1 of the Disclosure Letter, or as required by applicable law, prior to the Effective Time:

      (a) neither the Company nor any Subsidiary will, without the prior written consent of Parent and Acquisition (which consent may be withheld in Parent's sole discretion but, if given, shall be deemed a consent and waiver for all purposes under this Agreement):

            (i) amend its Memorandum of Association, Articles of Association, Certificate of Incorporation or Bylaws (or other similar governing document);

            (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights) except for (x) the issuance and sale of Shares pursuant to Company Stock Options granted under the Company Plans prior to the date hereof or in accordance with this Section 4.1, (y) the issuance of Shares pursuant to the Company ESPP at the Final Exercise Date, and (z) the grant of options after the date hereof to newly hired employees of the Company or any Subsidiary or in connection with July 2005 annual reviews, in each case on terms consistent with past practice, provided that the options granted to any such individual shall be exercisable for no more than 20,000 Shares and none of which options shall accelerate in connection with the Merger or any of the other transactions contemplated hereby (or by a "double trigger" after the Merger);

            (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary (other than the repurchase of restricted stock and cancellation of Company Stock Options following termination of employment with or provision of services to the Company or any Subsidiary);

            (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

            (v) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of the Company's ownership of any Subsidiary;

            (vi) (A) incur, assume or forgive any long-term or short-term indebtedness for borrowed money or issue any debt securities; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of Subsidiaries or customary loans or advances to employees for business-related expenses, in each case in the ordinary course of business consistent with past practices; (C) make any loans, advances or capital contributions to or investments in any other person (other than to Subsidiaries or customary loans or advances to employees for business-related expenses in each case in the ordinary course of business consistent with past practices);
(D) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary or any of the Other Interests; or (E) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, except for the grant of any non-exclusive licenses to third parties in the ordinary course of business, consistent with past practices;

            (vii) except as may be required by applicable law or by this Agreement, (1) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement other than offer letters, letter agreements and, subject to subsection (a)(ii) above, options to purchase Shares entered into with new hires in the ordinary course of business consistent with past practices, or (2) enter into, adopt, amend in any manner or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, other than in the ordinary course of the Company's business consistent with past practice or increase in any manner the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

            (viii) enter into any exclusive license, distribution, marketing, sales or other agreement, other than consulting agreements entered into in the ordinary course of business consistent with past practice that are exclusive on the part of the consultant only;

            (ix) accelerate the vesting of any Company Stock Option (except pursuant to acceleration provisions in existence prior to the date hereof and listed in Section 2.2 of the Disclosure Letter);

            (x) accept any Grants from any Governmental Entity;

            (xi) adopt any rights agreement or issue any preferred stock purchase rights;

            (xii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other person or any division thereof or any equity interest therein or (B) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole; or

            (xiii) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a)(i) through 4.1(a)(xii); and

      (b) neither the Company nor any Subsidiary will, without the prior written consent of Parent and Acquisition (which consent shall not be unreasonably withheld, conditioned or delayed and, if given, shall be deemed a consent and waiver for all purposes under this Agreement):

            (i) (A) acquire, sell, lease license or dispose of any assets or properties in any single transaction or series of related transactions having a fair market value in excess of $50,000 per month in the aggregate, other than sales, leases or licenses of its products in the ordinary course of business consistent with past practices, acquisitions of hardware components in the ordinary course of business consistent with past practice or acquisitions set forth in Section 4.1(b)(i)(A) of the Disclosure Letter; (B) enter into a "development services" or other similar agreement pursuant to which the Company or any Subsidiary is purchasing or otherwise acquiring the services of another person; or (C) acquire, sell, lease, license, transfer or otherwise dispose of any Intellectual Property, in each case other than licenses or sales of its products in the ordinary course of business consistent with past practices;

            (ii) unless required by a change in applicable law or in US GAAP, change any of the accounting principles, practices or methods used by it;

            (iii) unless required by a change in applicable law or in US GAAP, revalue any of its assets or properties, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

            (iv) (A) amend, modify or waive any material right under any of its Material Contracts; (B) modify its standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary; or (C) authorize any new capital expenditure that exceeds $50,000 per month in the aggregate or authorize any new capital expenditures that, in the aggregate, exceed $500,000 from the date hereof until the Effective Time, other than the capital expenditures set forth in Section 4.1(b)(iv)(C);

            (v) make or rescind any express or deemed material election relating to Taxes or settle or compromise any Tax liability or enter into any closing or other agreement with any Tax Authority; or file or cause to be filed any amended Tax Return, file or cause to be filed claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

            (vi) fail to file any Tax Returns when due, fail to cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return of the Company or any Subsidiary in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law; or fail to pay any Taxes when due;

            (vii) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would require the payment by the Company or any Subsidiary of damages in excess of $250,000 or that involves any injunction or other equitable relief;

            (viii) knowingly take any action that would result in a failure to maintain trading of the Shares on the Nasdaq National Market;

            (ix) allow any Insurance Policy to be amended or terminated without replacing such policy with a policy providing comparable coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

            (x) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(b)(i) through 4.1(b)(ix).

      Section 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

            (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the New York Stock Exchange (the "NYSE");

            (b) adopt or propose to adopt any amendments to its charter documents that would have a Material Adverse Effect on Parent;

            (c) effect any acquisition (by merger, consolidation or acquisition of stock or assets) that is intended or is reasonably likely to result in any of the conditions set forth in Section 5.1(b), 5.1(c) or 5.1(d) not being satisfied or prevent Parent and Acquisition from consummating the Merger; or

            (d) take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) and 4.2(c).

            Section 4.3. Merger Proposal; Shareholders' Meetings; Preparation of the Proxy Statement.

            (a) Promptly after the execution and delivery of this Agreement, (i) each of the Company and Acquisition shall cause a merger proposal (in the Hebrew language) in form reasonably agreed upon by the parties and in compliance with the requirements set forth in the Companies Regulations (Merger) 5670-2000 (the "MERGER PROPOSAL") to be executed in accordance with Section 316 of the Companies Law, and (ii) each of the Company and Acquisition shall deliver the Merger Proposal to the Companies Registrar. Each of the Company and Acquisition shall cause a copy of the Merger Proposal to be delivered to each of their secured creditors, if any, no later than three days after the date on which the Merger Proposal has been delivered to the Companies Registrar, and shall promptly inform their non-secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Companies Law and the regulations promulgated thereunder. Promptly after the Company and Acquisition shall have complied with the preceding sentence, the Company and Acquisition shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their creditors under Section 318 of the Companies Law and the regulations promulgated thereunder. Without limiting the generality of the foregoing, each of the Company and Acquisition will give all notices, make all publications and file all filings required under the Companies Law and the Companies Regulation (Merger) 5670-2000 in order to effectuate the Merger.

            (b) The Company shall take all actions necessary in accordance with the Companies Law and its Memorandum of Association and Articles of Association to duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as practicable after the SEC has cleared the Proxy Statement to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The shareholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the Companies Law and the Company's Memorandum of Association and Articles of Association. The Company will, through the Company Board (subject to Section 4.4), recommend to holders of Shares that they approve such matters. The Company and Parent shall promptly prepare and the Company shall promptly file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to Section 4.4, shall include the recommendation of the Company Board that holders of Shares vote in favor of the approval and adoption of this Agreement and the Merger and the written opinion of the Company Financial Advisor that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view. The Company shall use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the shareholders of the Company. The Company shall ensure that all proxies solicited in connection with the Company Shareholder Meeting are solicited in compliance with applicable law. Unless this Agreement is terminated, the Company's obligation to call, give notice of and hold the Company Shareholder Meeting in accordance with this Agreement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal (as hereinafter defined). Within three days after the approval of the Merger by the shareholders of the Company, the Company shall deliver to the Companies Registrar a notice in accordance with Section 317(b) of the Companies Law (the "COMPANY SHAREHOLDER APPROVAL NOTICE") informing the Companies Registrar that the Merger was approved at a general shareholders meeting of the Company. Within three days after the approval of the Merger by Parent as the shareholder of Acquisition, Acquisition shall deliver to the Companies Registrar a notice in accordance with Section 317(b) of the Companies Law (the "ACQUISITION SHAREHOLDER APPROVAL NOTICE" and, together with the Company Shareholder Approval Notice, the "SHAREHOLDER APPROVAL NOTICES") informing the Companies Registrar that the Merger was approved at a general shareholders meeting of Acquisition.

            (c) The Company shall as promptly as practicable notify Parent of the receipt of any comments from the SEC relating to the Proxy Statement. All filings by the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the prior review of Parent, and all mailings to the Company's shareholders in connection with the transactions contemplated by this Agreement shall be subject to the prior review of Parent.

            Section 4.4. Other Potential Acquirers.

      (a) The Company, its affiliates and their respective officers and other employees with managerial responsibilities, directors, representatives and agents (including the Company Financial Advisor or any other investment banker and any attorneys and accountants retained by the Company or acting at its behest) shall immediately cease any and all discussions or negotiations with any persons with respect to any Third Party Acquisition. The Company also agrees promptly to request each person, if any, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Subsidiary to return to the Company or destroy all confidential information heretofore furnished to such person by or on behalf of the Company or any Subsidiary. From the date hereof until the earlier of (i) the date of termination of this Agreement and (ii) the Effective Time, neither the Company or any of its affiliates shall, nor shall the Company or any Subsidiary authorize or knowingly permit any of its respective officers, directors, employees, representatives or agents (including the Company Financial Advisor or any other investment banker and any attorneys and accountants retained by the Company or acting at its behest) to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing in this subsection (a) shall prevent the Company Board from taking and disclosing to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or the applicable provisions of the Companies Law with regard to any tender or exchange offer. The Company shall promptly (and in any event within two business days after becoming aware thereof) (1) notify Parent in the event the Company acquires knowledge that it or any of its affiliates or their respective directors, officers, employees, agents or representatives (including the Company Financial Advisor or any other investment banker and any attorneys and accountants retained by the Company or acting at its behest) receives any proposal or inquiry concerning a Third Party Acquisition, including all material terms and conditions thereof and the identity of the person or group submitting such proposal, (2) provide Parent with a copy of any written agreements, proposals or other materials the Company (or its representatives) receives from such person or group (or its representatives) and (3) promptly advise Parent from time to time of the status and any developments concerning the same.

      (b) Notwithstanding anything in this Section 4.4 to the contrary, if the Company receives a proposal with respect to a Third Party Acquisition which constitutes a Superior Proposal or which the Board of Directors in good faith, by majority vote, concludes is reasonably likely to result in a Superior Proposal (a "LIKELY SUPERIOR PROPOSAL"), the Company may, but in no event less than 3 business days after delivering to Parent the Notice of Superior Proposal referred to in Section 4.4(c) in the case of a Superior Proposal or the notice referred to in Section 4.4(a) in the case of a Likely Superior Proposal, take the following actions (either directly or through its Subsidiaries or any of their respective directors, officers, employees, representatives or agents):

            (i) furnish nonpublic information to the third party making such proposal with respect to a Third Party Acquisition, provided, that prior to so furnishing, the Company receives from the third party an executed confidentiality agreement that is at least as restrictive to the third party as the Confidentiality Agreement; and

            (ii) participate or engage in any discussions or negotiations with the third party with respect to the proposed Third Party Acquisition.

      (c) Except as set forth in this Section 4.4(c), from the date hereof until the earlier of (i) the date of termination of this Agreement and (ii) the Effective Time, the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company or any Subsidiary to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after receiving the advice of independent legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may (A) withdraw, modify or amend its recommendation of this Agreement and the transactions contemplated hereby, or (B) recommend or approve any Superior Proposal; provided, however, that the Company Board may only approve a Superior Proposal after (1) the Company has provided written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal, and (2) Parent does not, within four (4) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be at least as favorable to the Company's shareholders as such Superior Proposal; provided further, that (x) no withdrawal, modification or amendment of the Company Board's recommendation of this Agreement and the transactions contemplated hereby shall relieve the Company of its obligation as set forth herein to submit this Agreement and such transactions to its shareholders for approval, as provided in Section 4.3 and (y) the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section
6.1 and upon such termination the Company pays or has paid all amounts due to Parent pursuant to Section 6.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act will not constitute a violation of this Agreement; provided, however, that such disclosure states that no action will be taken by the Company Board in violation of this Section 4.4(c).

      (d) For purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and Subsidiaries, taken as a whole, other than the sale, lease or license of their products or services in the ordinary course of business consistent with past practices;
(iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares or any other securities of the Company; (iv) the adoption by the Company of a plan of total or partial liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any Subsidiary of more than ten percent (10%) of the outstanding Shares or any other securities of the Company; (vi) the acquisition by the Company or any Subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose assets, annual revenue or annual net income is equal or greater than fifteen percent (15%) of the assets, annual revenue or annual net income of the Company or (vii) a proposal for any of the foregoing. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide proposal to acquire, directly or indirectly, at least 90% of the Shares then outstanding or all or substantially all of the assets of the Company and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the transactions contemplated by this Agreement and to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal).

      (e) Nothing contained in Section 4.1 shall be deemed to prohibit or limit or restrict in any manner the rights of the Company pursuant to this Section 4.4.

      Section 4.5. Comfort Letter. Upon request of Parent and at Parent's sole expense, the Company shall use all commercially reasonable efforts to cause Ernst & Young LLP to deliver a letter dated not more than five (5) days prior to the date on which the Proxy Statement is mailed to shareholders of the Company and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement.

      Section 4.6. Stock Exchange Listing. Parent shall use all commercially reasonable efforts to cause the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

      Section 4.7. Access to Information.

            (a) Between the date hereof and the Effective Time, subject to applicable law, the Company will provide Parent and its authorized representatives with reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and Subsidiaries as Parent may reasonably require, and will cause its officers and those of the Subsidiaries to furnish Parent and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and Subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, subject to applicable law, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement.

            (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following final preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with December 2004), an unaudited balance sheet as of the end of such month and the related statements of earnings, shareholders' equity (deficit) and cash flows, (ii) within two (2) business days following final preparation thereof and review by the Company's independent auditors (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, shareholders' equity (deficit) and cash flows for the quarter then ended, and (iii) within two (2) business days following final preparation thereof and review by the Company's independent auditors (and in any event within seventy-five (75) calendar days after the end of each fiscal year, an audited balance sheet as of the end of such year and the related statements of earnings, shareholders' equity (deficit) and cash flows, all of such financial statements referred to in the foregoing clauses (i), (ii) and (iii) to prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its consolidated financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

            (d) The Company promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications that the Company intends to file with the SEC but that have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC. The Company shall promptly make available to Parent the final form of all written information required to be disclosed after the date hereof by the Company and certain of its officers to the Company Board, or any committee thereof, pursuant to the certification requirements of Rule 13a-14 under the Exchange Act. The Company shall promptly notify Parent of any Company Stock Options or other Company Securities issued by the Company pursuant to
Section 4.1, including the name of the holder and all terms of such Company Options or other Company Securities.

            (e) Each of the parties hereto will hold, and will cause its consultants and advisors to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement, dated October 21, 2004 (the "CONFIDENTIALITY AGREEMENT"), between the Company and Parent.

      Section 4.8. Certain Filings; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable best efforts to do the following: (i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all Governmental Entities and other persons necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Parent and the Company shall keep each other reasonably informed on a prompt basis with respect to any significant events, occurrences or developments relating to any of the matters covered by the foregoing clauses (i) through (iv). Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable best efforts to cause the Effective Time to occur as soon as practicable after the Company shareholder vote with respect to the Merger. The Company agrees to use all reasonable best efforts to encourage its and its Subsidiaries' employees to accept any offers of employment extended by Parent. To the extent that any stamp duty or other documentary taxes are payable in respect of this Agreement or the transactions contemplated hereby, Parent and the Company will share such expense, provided that Parent may pay the full amount of such duties or taxes subject to reimbursement from the Company as provided in Section 6.3(c). If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

      Section 4.9. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Acquisition or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.4(b)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent and the Company.

      Section 4.10. Indemnification and Directors' and Officers' Insurance.

            (a) For a period of not less than seven years from and after the Effective Time, to the extent not covered by insurance, Parent shall cause the Surviving Company to indemnify and hold harmless each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "INDEMNIFIED PERSONS") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), judgments, civil fines, settlements, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation, whether civil, administrative, investigative or, unless the applicable officer or director has been found guilty of wrongdoing in a court of law, pleads guilty or nolo contendre to wrongdoing or admits wrongdoing in a settlement, criminal, based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law and subject to any applicable restrictions in the Companies Law. Parent shall also cause the Surviving Company to advance expenses to Indemnified Persons as incurred in connection with Indemnified Liabilities to the fullest extent permitted under applicable law, to the extent not advanced under insurance policies. Nothing contained herein shall make Parent, Acquisition, the Company or the

Surviving Company, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 4.10 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.10 shall apply without limitation to negligent acts or omissions by an Indemnified Person. This
Section 4.10 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Memorandum of Association or Articles of Association as currently in effect.

            (b) For a period of seven years from and after the Effective Time, Parent will maintain or cause the Surviving Company to maintain in effect directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Company be required to expend in excess of $1,500,000 for such coverage (or such coverage as is available for $1,500,000); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are substantially comparable as they relate to the intended beneficiaries thereof to such existing insurance.

            (c) From and after the Effective Time, Parent will cause the Surviving Company to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Company's Memorandum of Association or Articles of Association as in effect on the date hereof.

            (d) The provisions of this Section 4.10 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Company to merge or consolidate with any other person unless the Surviving Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.10.

      Section 4.11. Notification of Certain Matters. The Company shall provide prompt notice to Parent and Acquisition, and Parent and Acquisition shall provide prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 4.12. Additions to and Modification of Disclosure Letter. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Disclosure Letter that includes all of the information required by the relevant provisions of this Agreement. In addition, upon Parent's request made one time not less than 8 business days prior to the Closing Date, the Company shall deliver to Parent and Acquisition not less than 3 business days prior to the Closing Date an amendment to any Sections of the Disclosure Letter necessary to make the information set forth therein true, accurate and complete in all material respects; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties herein, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

      Section 4.13. Termination of 401(k) Plan. If Parent, in its sole and absolute discretion, provides the Company with written notice at least three (3) days before the Closing Date, the Company and each Subsidiary that is a plan sponsor of a 401(k) plan agrees to adopt resolutions to terminate its 401(k) plan and fully vest plan participants immediately prior to the Closing. If such notice is received, Parent shall receive from the Company evidence that the Board of Directors of the relevant company has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date but contingent upon the Closing.

      Section 4.14. Lump Sum Distributions. The Company and each Subsidiary agrees to amend any Company or Subsidiary sponsored profit sharing plan that is intended to be qualified under Code Section 401(a), including any 401(k) plan, to provide that plan distributions shall be made solely in the form of a lump sum and any other forms of distribution shall cease to be available after the ninety (90) day period described in Treasury Regulation section 1.411(e)(1)(ii)(A). Such amendment shall be adopted prior to any termination of the plan pursuant to Section 4.15 and in no event later than the Closing Date. The Company agrees to provide or cause to be provided a summary of material modification describing the amendment to each plan participant as soon as administratively possible after the amendment is adopted.

      Section 4.15. Company ESPP. The Company shall take all actions necessary to provide that the Exercise Date (as defined in the Company's 2000 Employee Share Purchase Plan, as amended to date (the "COMPANY ESPP") of the current plan period under the Company ESPP will be on the earlier of (i) 5 days prior to the Closing Date and (ii) April 30, 2005 (the "FINAL EXERCISE DATE"). The Company shall take all actions necessary to provide that following the Final Exercise Date no additional ordinary shares of the Company will be issued under the Company ESPP and all accumulated payroll deferrals for any plan period after the Final Exercise Date shall be distributed to participants under the Company ESPP immediately prior to the Closing Date.

      Section 4.16. Employee Benefits. To the extent permitted by applicable law and Parent's applicable benefit plans, the employees of the Company employed by the Parent or any of its affiliates (including the Surviving Company) after the Effective Time shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is substantially comparable with Parent's similarly-situated employees. Parent shall or shall cause the Surviving Company to give full credit for eligibility and/or vesting purposes and benefit accrual for vacations for each Company employee's period of service at the Company before the Effective Time, subject to applicable law. The Company's employees will be eligible immediately upon becoming full-time Parent employees for the following Parent plans, subject to applicable law: 401(k) plans, health plans, life insurance, disability plan and the flexible spending account (and, for Company employees employed in Israel, for any current Israeli plan of similar subject matter). To the extent consistent with applicable law, tax qualification requirements and Parent's applicable benefit plans, Parent shall use all commercially reasonable efforts to cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any medical plan to be waived with respect to the Company's employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles and offsets (or similar payments) made prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirement under any Parent employee benefit programs in which they are eligible to participate on and after the Effective Time.

      Section 4.17. Israeli Approvals. Each party to this Agreement shall use all commercially reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any Israeli Governmental Entity with respect to the Merger. Without limiting the generality of the foregoing:

      (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file the notifications required, if any, under the Israeli Restrictive Trade Practices Law in connection with the Merger;

      (b) Parent and the Company shall respond as promptly as practicable to any inquiries or requests received from the Israeli Restrictive Trade Practices Commissioner for additional information or documentation;

      (c) The Company shall use all commercially reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents, and any other consents that may be necessary in connection with the
Merger: (i) written approval of the OCS to the change in ownership of the Company to be effected by the Merger and such other matters as Parent may reasonably request (the "OCS APPROVAL"); and (ii) written approval of the Investment Center to the change in ownership of the Company to be effected by the Merger (the "INVESTMENT CENTER APPROVAL"); and

      (d) Parent shall provide to the OCS, the Investment Center, the Israeli Restrictive Trade Practices Commissioner and the Israel Securities Authority any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which Parent undertakes to comply with the OCS laws and regulations and confirm to the OCS and the Investment Center that the Surviving Company shall continue to operate in a manner consistent with the Company's previous undertakings to the OCS and the Investment Center, subject to any changes set forth in the OCS Approval and the Investment Center Approval.

      Each party to this Agreement shall (i) give the other parties prompt notice of the commencement of any legal proceeding by or before any Israeli Governmental Entity with respect to the Merger, (ii) keep the other parties informed as to the status of any such legal proceeding and (iii) promptly inform the other parties of any communication to the Israeli Restrictive Trade Practices Commissioner, the OCS, the Investment Center, the Israeli Securities Authority, the Companies Registrar or any other Israeli Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli legal proceeding relating to the Merger. In addition, except as may be prohibited by any Israeli Governmental Entity or by any Israeli legal requirement, in connection with any such legal proceeding under or relating to the Israeli Restrictive Trade Practices Law or any other Israeli antitrust or fair trade law, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Israeli Governmental Entity in connection with any such legal proceeding.

      Section 4.18. Israeli Income Tax Ruling. As soon as reasonably practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the Israeli Income Tax Commissioner an application for a ruling confirming that the conversion of the Company Stock Options into options to purchase shares of Parent Common Stock, but not including the Sub-Plan Options (the "ASSUMED OPTIONS") will not result in a requirement for an immediate Israeli tax payment and that the Israeli taxation will be deferred until the exercise of the Assumed Options, or in the event of Assumed Options which are part of a "Section 102 Plan", until the actual sale of the shares of Parent Common Stock by the option holders, provided that any ruling that, in Parent's determination, is substantially similar to the foregoing will be sufficient to comply with the conditions set forth in this Section 4.18 and, provided further, that Parent is reasonably satisfied that, in light of such ruling, Parent is not required to withhold any Taxes in respect of the issuance of Parent Common Stock to any holder of Assumed Options (the "ISRAELI INCOME TAX RULING"). Parent shall also use commercially reasonable efforts to obtain rulings from the Israeli Income Tax Commissioner to the effect that (i) with respect to each of the Assumed Options that is subject to Section 102 of the Income Tax Ordinance (New Version), 5721-1961 ("SECTION 102 OPTIONS"), the requisite holding period will be deemed to have begun at the time of the issuance of the related Company Stock Option, and (ii) the Section 102 Options continue to be subject to the taxation schedule elected by the Company under such Section 102 and all of the employee's income there under will continue to be characterized as capital gain (the "SUPPLEMENTAL RULINGS"); provided, however, that for the sake of clarity, the Supplemental Rulings are not included in the definition of "Israeli Income Tax Ruling". Each of the Company and Parent shall cause their respective Israeli counsel, accountants and other advisors, to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Income Tax Ruling and the Supplemental Rulings. Subject to the terms and conditions hereof, the Company shall cooperate as reasonably requested by Parent to promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain the Israeli Income Tax Ruling and the Supplemental Rulings as promptly as practicable. Parent and the Company will cooperate to determine if it is appropriate to request any rulings from the Israeli Income Tax Commissioner with respect to the Sub-Plan Options, and, if appropriate, shall cooperate to request such rulings.

      Section 4.19. Israeli Securities Law Exemption. As soon as reasonably practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the Israeli securities authority an application for an exemption from the requirements of the Israeli Securities Law 1968 concerning the publication of a prospectus in respect of the conversion of the Company Stock Options into options to purchase shares of Parent Common Stock, pursuant to Section 15D of the Securities Law of Israel (the "ISRAELI SECURITIES EXEMPTION"). Each of Parent and the Company shall cause their respective Israeli counsel to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Securities Exemption. Subject to the terms and conditions hereof, Parent shall use all commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain the Israeli Securities Exemption as promptly as practicable.

      Section 4.20. Israeli Retirement or Pension Plans. The Company shall take such actions and cooperate with Parent, as Parent may reasonably request, to amend or terminate any Israeli retirement or pension plans of the Company prior to the Effective Time, subject to applicable law.

      Section 4.21. Ruling Regarding Withholding. As soon as reasonably practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the Israeli Income Tax Commissioner an application for a ruling pertaining to its obligation to withhold Israeli income from the Merger Consideration, which application shall be substantially in the form of Exhibit A hereto, but translated into Hebrew (the "ISRAELI WITHHOLDING RULING APPLICATION"). Parent shall use all commercially reasonable efforts to obtain rulings requested in the Israeli Withholding Ruling Application prior to the Effective Time.

      Section 4.22. Sub-Plan Options. Parent and the Company shall reasonably consider whether the terms of the Sub-Plan Options or the Tamir Fishman Trust may be amended such that the Sub-Plan Options would become exercisable for shares of Parent Common Stock rather than cash as a result of the Merger. Parent and the Company shall make appropriate amendments to Section 1.10 as it relates to the Sub-Plan Options to effect such treatment (which amendments shall be mutually agreeable), unless Parent determines in good faith that any such amendments cannot be made in accordance with the Sub-Plan, the Sub-Plan Options, the Tamir Fishman Trust or applicable law, or that any such amendments could result in liability to Parent in excess of $25,000.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The obligation of each party hereto to effect the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) this Agreement shall have been approved and adopted by the requisite vote of the Company's shareholders;

            (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto that prohibits, restrains, enjoins or restricts the consummation of the Merger;

            (c) any waiting period applicable to the Merger under the HSR Act, the Companies Law and similar merger notification laws or regulations of foreign Governmental Entities shall have terminated or expired, and the parties shall have obtained any necessary approvals from the Israeli Commissioner of Restrictive Trade Practice;

            (d) all notices, approvals or other requirements of any Governmental Entity necessary to consummate the transactions contemplated hereby and to operate the Surviving Company after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities) shall have been given, obtained or complied with, as applicable; and

            (e) the Company shall have received from the Israeli Income Tax Commissioner the Israeli Income Tax Ruling satisfactory to Parent in accordance with Section 4.18.

      Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof, without regard to any materiality, knowledge or dollar qualifiers or thresholds, would not have a Material Adverse Effect on Parent) at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect on Parent qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

            (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition; and

            (c) the shares of Parent Common Stock required to be reserved for issuance upon exercise of the Assumed Options shall have been authorized for listing on the NYSE upon official notice of issuance.

      Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.2, as modified by Section 2.8(l) and issuances permitted pursuant to Section 4.1(a)(ii)), shall be true and correct (except to the extent that the aggregate of all breaches thereof, without regard to any materiality, knowledge or dollar qualifiers or thresholds, would not have a Material Adverse Effect on the Company) at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect on the Company qualification) and the representations and warranties of the Company contained in Section 2.2, as modified by Section 2.8(l) and issuances permitted pursuant to Section 4.1(a)(ii), shall be true and correct in all respects (except to the extent that the aggregate of all breaches thereof do not result in more than an additional 50,000 ordinary shares of the Company (including ordinary shares issuable upon exercise of options or restricted stock units of the Company) being outstanding) at and as of the Closing Date, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (b) each of the covenants and obligations of the Company to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (c) There shall have not occurred after the date of this Agreement a Material Adverse Effect on the Company;

            (d) Herzog, Fox & Neeman or counsel to the Company shall have delivered to Parent its written opinion in substantially the form attached hereto as Exhibit B and which opinion shall not have been withdrawn or modified in any material respect, (i) that the Merger will not constitute a taxable event to the Company, and (ii) confirming the receipt of all necessary government and other approvals to consummate the Merger and other transactions contemplated by this Agreement and that, among other matters, upon the taking of certain actions by the parties, the Merger will be effective under Israeli law;

            (e) The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Company pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary the agreements and instruments, set forth on Schedule 5.3(e);

            (f) (1) No fewer than 9 of the employees of the Company listed on
Schedule 5.3(f)(1) shall continue to be employed in good standing by, and shall not have given formal notice to the Company (which shall not have been withdrawn) of their intention to terminate their employment with, the Company or any Subsidiary, and no fewer than 9 of the employees of the Company listed on
Schedule 5.3(f)(1) shall have executed Parent's standard form offer letter and proprietary inventions and confidentiality agreement;

                (2) No fewer than 70% of the employees of the Company listed on
Schedule 5.3(f)(2) shall continue to be employed in good standing by, and shall not have given formal notice to the Company (which shall not have been withdrawn) of their intention to terminate their employment with, the Company or any Subsidiary, and no fewer than 70% of the employees of the Company listed on
Schedule 5.3(f)(2) shall have executed Parent's standard form offer letter and proprietary inventions and confidentiality agreement;

            (g) No employee of the Company that has entered into an Employment Agreement with Parent shall have formally challenged the validity or enforceability of his or her Employment Agreement (which challenge shall be continuing), or otherwise formally expressed, whether orally or in writing, his or her intent not to continue his or her employment with the Surviving Company (which expressed intention shall not have been withdrawn), and no such person shall no longer remain an employee of the Company, and no person that has entered into a Non Competition Agreement shall have formally challenged the validity or enforceability thereof (which challenge shall be continuing);

            (h) the receipt by Parent of the written approval of the OCS to the change in ownership of the Company to be effected by the Merger and the Investment Center Approval; and

            (i) all directors and officers of the Company shall have resigned from such director and officer positions.

                                    ARTICLE 6

                             TERMINATION; AMENDMENT

      Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's shareholders:

            (a) by mutual consent of Parent, Acquisition and the Company;

            (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Closing has not occurred by October 15, 2005 (the "FINAL DATE"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before such date;

            (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any such representation or warranty of Parent or Acquisition shall have become untrue such that the condition set forth in
Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect, which breach shall not have been cured or shall be continuing at such time; (ii) there shall have been a material breach by Parent or Acquisition of any of its covenants or agreements hereunder, and Parent or Acquisition, as the case may be, has not cured such breach (if capable of being cured) within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect, which breach shall not have been cured or be continuing at such time; or (iii) the Company shall have convened the Company Shareholders Meeting and shall have failed to obtain the requisite vote of its shareholders at such meeting; or

            (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any such representation or warranty of the Company shall have become untrue such that the condition set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect, which breach shall not have been cured or be continuing at such time;
(ii) there shall have been a material breach by the Company of any of its covenants or agreements set forth in this Agreement, and the Company has not cured such breach (if capable of being cured) within twenty (20) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect, which breach shall not have been cured or be continuing at such time;
(iii) the Company Board shall have submitted or recommended to the Company's shareholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, fails to include its recommendation of this Agreement and the Merger in the Proxy Statement or fails to reconfirm its recommendation of this Agreement and the Merger (including publicly, if requested) within five (5) business days after a reasonable request by Parent for such reconfirmation; (v) the Company Board fails to reject a proposal for a Third Party Acquisition or fails to recommend against a proposal for a Third Party Acquisition in any filing with the SEC made pursuant to Rule 14d-9 or 14e-2 under the Exchange Act within ten
(10) days after
such proposal is received by or on behalf of the Company or such transaction has been launched, as the case may be; or (vi) the Company shall have convened the Company Shareholders Meeting and shall have failed to obtain the requisite vote of its shareholders approving the Merger at such meeting.

      Section 6.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its respective affiliates, directors, officers or shareholders, other than the provisions of this Section 6.2 and Sections 4.7(e) and 6.3, and all of
Article 7 except for Section 7.5(d). Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

      Section 6.3. Fees and Expenses.

            (a) If this Agreement is terminated pursuant to:

                  (i) Section 6.1(d)(iii), 6.1(d)(iv) or 6.1(d)(v);

                  (ii) Section 6.1(c)(iii) or 6.1(d)(vi) and (A) at any time after the date of this Agreement and before the vote on this Agreement at the Company Shareholders Meeting, a proposal for a Company Acquisition with respect to the Company shall be outstanding or shall have been publicly announced and not withdrawn and (B) a Company Acquisition is consummated or the Company enters into a definitive agreement with respect to a Company Acquisition, in either case, within twelve months following the termination of this Agreement; or

                  (iii) Section 6.1(b)(ii) at a time when (A) there shall be outstanding a publicly announced (and not withdrawn) offer by a Third Party to consummate a Company Acquisition; (B) no other condition to the Merger is unsatisfied and (C) a Company Acquisition is consummated or the Company enters into a definitive agreement with respect to a Company Acquisition, in either case, within twelve months following the termination of this Agreement;

The Company acknowledges that Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of $11,350,000 as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages (a "TERMINATION PAYMENT"). It is specifically agreed that the amounts to be paid pursuant to this Section 6.3(a) and Section 6.3(b) represent liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

For purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, tender or exchange offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than a majority of the aggregate equity interests in the surviving or resulting person of such transaction, (ii) a sale or other disposition in a single transaction or a series of related transactions by the Company or any Subsidiary of assets representing in excess of thirty-five percent (35%) of the aggregate fair market value of the business of the Company and Subsidiaries, taken as a whole, immediately prior to such sale or (iii) the acquisition by way of issuance by the Company or any Subsidiary by any person or group, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares of capital stock representing in excess of thirty-five percent (35%) of the voting power of the then outstanding shares of capital stock of the Company.

            (b) (i) Upon termination of this Agreement under Section 6.1(d), 6.2(c)(iii) or under any circumstances in which the Termination Payment is payable, in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination, the Company shall reimburse Parent for and pay Parent an aggregate amount equal to all costs, fees and expenses incurred by Parent or any of its affiliates or on their behalf in connection with this Agreement and all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). The Company hereby waives any right to set-off or counterclaim against such amount. The aggregate amount payable pursuant to this
Section 6.3(b)(i) shall not exceed $1,000,000 and the aggregate amount payable pursuant to both this Section 6.3(b)(i) and Section 6.3(a) shall not exceed $12,136,000.

            (ii) Upon termination of this Agreement under Section 6.1(c)(i) or 6.1(c)(ii), in addition to any other remedies that the Company may have as a result of such termination, Parent shall reimburse the Company for and pay the Company an aggregate amount equal to all costs, fees and expenses incurred by the Company or any of its affiliates or on their behalf in connection with this Agreement and all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Parent hereby waives any right to set-off or counterclaim against such amount. The aggregate amount payable pursuant to this Section 6.3(b)(ii) shall not exceed $1,000,000.

            (c) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that fees and expenses incurred in connection with any filings required under the HSR Act or similar foreign merger notification laws, other regulatory filings, or any stamp duty or other documentary taxes shall be shared equally by the Company and Parent, and each will promptly reimburse the other upon request for its share of such expenses paid by the other party.

      Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the shareholders of the Company but after any such approval no amendment shall be made that requires the approval of such shareholders under applicable law without such approval. This Agreement (including, subject to Section 4.12, the Disclosure Letter) may be amended only by an instrument in writing signed on behalf of the parties hereto.

                                    ARTICLE 7

                                  MISCELLANEOUS

      Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Closing Date.

      Section 7.2. Entire Agreement; Assignment. This Agreement (including the Disclosure Letter and the Exhibits and Schedules hereto) and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any other Israeli direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations; provided further, that such assignee is newly incorporated and, other than in connection with this Agreement, has not conducted any operations nor entered into any agreements, nor will it do either prior to the Effective Time, and it shall have no obligations or liabilities, whether accrued, contingent or otherwise, other than in connection with this Agreement, prior to the Effective Time or the earlier termination of this Agreement.

      Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

      Section 7.4. Notices. All notices, requests, claims, demands, waivers, consents and other communications hereunder shall be (and shall only be effective if) in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                  if to Parent or Acquisition:    Cadence Design Systems, Inc.
                                                  2655 Seely Avenue
                                                  San Jose, California 95134
                                                  Telecopier:  (408) 944-6855
                                                  Attention:  General Counsel
                  with a copy to:                 Gibson, Dunn & Crutcher LLP
                                                  One Montgomery Street
                                                  Post Montgomery Tower
                                                  San Francisco, CA 94104
                                                  Telecopier:  (415) 986-5309
                                                  Attention:  Gregory J. Conklin
                                                  Stewart L. McDowell

                  if to the Company to:           Verisity Ltd.
                                                  331 East Evelyn Ave.
                                                  Mountain View 94041
                                                  Telecopier:  (650) 934-6801
                                                  Attention:  General Counsel

                  with a copy to:                 Latham & Watkins LLP
                                                  135 Commonwealth Drive
                                                  Menlo Park, CA 94025
                                                  Telecopier:  (650) 463-2600
                                                  Attention: Alan Mendelson
                                                             Nicholas O'Keefe

                  and to:                         Salinger & Co.
                                                  Avalon Tower, 11th Floor
                                                  11 Menachem Begin St.
                                                  Ramat Gan
                                                  Israel 52681
                                                  Telecopier: +972-3-612-2031
                                                  Attention: Hanan Salinger
                                                                    Ilan Lior

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      Section 7.5. Governing Law and Venue; Waiver of Jury Trial.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF; PROVIDED, HOWEVER, THAT (i) ANY MATTER INVOLVING THE INTERNAL CORPORATE AFFAIRS OF THE COMPANY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ISRAEL,
(ii) THE FORM AND CONTENT OF THE MERGER AND THE CONSEQUENCES THEREOF SHALL BE GOVERNED BY THE COMPANIES LAW AND (iii) ANY MATTER INVOLVING THE INTERNAL CORPORATE AFFAIRS OF PARENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (the matters referred to in clauses (i) and (ii) the "ISRAELI MATTERS").

            (b) The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby other than the Israeli Matters, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

            (c) Notwithstanding the foregoing subsection (b), the parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Israel solely in respect of Israeli Matters, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding to the extent it relates to Israeli Matters, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such an Israeli court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
7.4 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

            (d) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity, except in the case of Israeli Matters, in which case it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement relating to Israeli Matters and to enforce specifically the terms and provisions of this Agreement relating to Israeli Matters in any court located in the State of Israel, this being in addition to any other remedy to which they are entitled at law or in equity; provided, however, that if Parent actually receives the Termination Payment in full, it shall not be entitled to specific performance to compel consummation of the Merger.

            (e) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

      Section 7.6. Descriptive Headings; Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses, respectively, of this Agreement unless specified otherwise.

      Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 4.10 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 7.8. Certain Definitions. For the purposes of this Agreement the term:

            (a) "AFFILIATE" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

            (b) "APPLICABLE LAW(S)" means, with respect to any person, any U.S., Israeli or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Closing Date applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents;

            (c) "BUSINESS DAY" means any day other than a day on which (i) banks in New York or California are required or authorized by law to be closed or (ii) the NYSE or the Nasdaq National Market is closed;

            (d) "CAPITAL STOCK" means ordinary shares, common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

            (e) "INCLUDE" or "INCLUDING" means "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," as the case may be, and the language following "INCLUDE" or "INCLUDING" shall not be deemed to set forth an exhaustive list;

            (f) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Manjula Kamboj or any executive officer of Parent, as the case may be. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of Parent) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities;

            (g) "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest, right or encumbrance of any kind in respect of such asset; provided, however, that the term "LIEN" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 2.13(b) of the Disclosure Letter, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens, (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; (vi) liens incurred in connection with capital leases and purchase money financings permitted to be incurred hereunder, and (vii) similar liens and encumbrances incurred in the ordinary course of business that do not, individually or in the aggregate, cover assets having a value of more than $300,000;

            (h) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity; and

            (i) "TAX AUTHORITY" shall mean, with respect to any Tax, a Governmental Entity that imposes such Tax, and any Governmental Entity charged with the collection of such Taxes for such Governmental Entity, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

      Section 7.9. No Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of the Company, Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

      Section 7.10. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      Section 7.11. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive to the fullest extent possible the application of any applicable law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      Section 7.12. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

      Section 7.13. Tax Withholding. All amounts payable pursuant to the terms of this Agreement shall be subject to applicable Tax withholding requirements; provided, that should the Israeli Withholding Ruling Application be granted, Parent agrees to effect its withholding obligations in accordance therewith. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person with respect to whom such amounts were withheld; provided, further, that Parent shall provide each person from whom amounts have been withheld a certificate evidencing that the relevant amount has been withheld.

      Section 7.14. Currency References. All references to currency amounts or "$" amounts in this Agreement are references to U.S. dollars unless otherwise specifically stated.

                  (Remainder of page intentionally left blank)

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    CADENCE DESIGN SYSTEMS, INC.

                                    By: /s/ H. Raymond Bingham
                                        ----------------------------------------
                                    Name: H. Raymond Bingham
                                    Title: Executive Chairman

                                    By: /s/ Michael J. Fister
                                        ----------------------------------------
                                    Name: Michael J. Fister
                                    Title: President and Chief Executive Officer

                                    VERISITY LTD.

                                    By: /s/ Douglas G. Fairbairn
                                        ----------------------------------------
                                    Name: Douglas G. Fairbairn
                                    Title: Chairman of the Board

                                    SCIOTO RIVER LTD.

                                    By: /s/ James Haddad
                                        ----------------------------------------
                                    Name: James Haddad
                                    Title: Vice President and Treasurer

              [Signature Page to Cadence/Verisity Merger Agreement]